EXHIBIT 4.1

                                 PHH CORPORATION

                  EMPLOYEE INVESTMENT PLAN AND TRUST AGREEMENT






                            Amendment and Restatement
                       Generally Effective January 1, 1987





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                                 PHH CORPORATION
                  EMPLOYEE INVESTMENT PLAN AND TRUST AGREEMENT

                            Amendment and Restatement
                       Generally Effective January 1, 1987







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                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I
                                NAME AND PURPOSE

1.1           NAME AND PURPOSE......................................  2


                                   ARTICLE II
                                   DEFINITIONS

2.1           ACCOUNT...............................................  2
2.2           ACT...................................................  2
2.3           ADJUSTMENT FACTOR.....................................  2
2.4           AFFILIATED EMPLOYER...................................  2
2.5           BOARD OF DIRECTORS....................................  3
2.6           BREAK IN SERVICE......................................  3
2.7           CODE..................................................  3
2.8           COMMITTEE.............................................  3
2.9           COMMON STOCK..........................................  3
2.10          COMPANY...............................................  3
2.11          COMPANY ACCOUNT.......................................  3
2.12          COMPENSATION..........................................  3
2.13          CONTRIBUTIONS.........................................  4
2.14          DESIGNATED BENEFICIARY................................  4
2.15          EARLY RETIREMENT DATE.................................  4
2.16          EFFECTIVE DATE........................................  4
2.17          ELIGIBLE EARNINGS.....................................  4
2.18          ELIGIBLE EMPLOYEE.....................................  5
2.19          EMPLOYEE ACCOUNT......................................  6
2.20          EMPLOYEE CONTRIBUTION.................................  6
2.21          EMPLOYER..............................................  6
2.22          FAMILY MEMBER.........................................  6
2.23          HIGHLY COMPENSATED EMPLOYEE...........................  6
2.24          HOUR OF SERVICE....................................... 10
2.25          INACTIVE PARTICIPANT.................................. 10
2.26          INSIDER............................................... 10
2.27          INVESTMENT FUND(S).................................... 11
2.28          MATCHABLE PORTION..................................... 11
2.29          MATCHING CONTRIBUTION................................. 11
2.30          NON-HIGHLY COMPENSATED EMPLOYEE....................... 11
2.31          NORMAL RETIREMENT DATE................................ 11
2.32          PARTICIPANT........................................... 11
2.33          PHH COMMON STOCK FUND................................. 11

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                                                                            Page

2.34          PLAN................................................... 11
2.35          PLAN YEAR.............................................. 11
2.36          PENSION PLAN........................................... 11
2.37          PRIOR PLAN............................................. 11
2.38          PRIOR PLAN EMPLOYEE ACCOUNT............................ 12
2.39          PRIOR PLAN MATCHING ACCOUNT............................ 12
2.40          QUALIFIED DOMESTIC RELATIONS ORDER..................... 12
2.41          QUALIFIED NONELECTIVE CONTRIBUTIONS.................... 12
2.42          ROLLOVER ACCOUNT....................................... 12
2.43          ROLLOVER CONTRIBUTION.................................. 12
2.44          SALARY DEFERRAL AGREEMENT.............................. 13
2.45          SALARY DEFERRAL CONTRIBUTIONS.......................... 13
2.46          SALARY DEFERRAL RATE................................... 13
2.47          SURVIVING SPOUSE....................................... 13
2.48          TRUST AGREEMENT........................................ 13
2.49          TRUST PROPERTY......................................... 14
2.50          TRUSTEE................................................ 14
2.51          VALUATION DATE......................................... 14
2.52          VOLUNTARY EMPLOYEE CONTRIBUTIONS....................... 14
2.53          WITHDRAWAL ELECTION FORM............................... 14
2.54          YEAR OF VESTING SERVICE................................ 14


                                   ARTICLE III
                                  PARTICIPATION

3.1           PARTICIPATION........................................... 15
3.2           SUBMISSION OF SALARY DEFERRAL AGREEMENTS................ 15
3.3           COLLECTIVE BARGAINING EMPLOYEES......................... 15
3.4           PARTICIPATION BY INSIDERS............................... 16


                                   ARTICLE IV
                                  CONTRIBUTIONS

4.1           ROLLOVER CONTRIBUTIONS.................................. 16
4.2           SALARY DEFERRALS AND INVESTMENT DESIGNATIONS............ 17
4.3           SALARY DEFERRAL CONTRIBUTIONS........................... 17
4.4           CHANGES IN ELIGIBLE EARNINGS............................ 17
4.5           CHANGES IN ELECTIONS.................................... 18
4.6           EMPLOYER MATCHING CONTRIBUTIONS......................... 19
4.7           TIME FOR CONTRIBUTIONS.................................. 19
4.8           AVERAGE ACTUAL DEFERRAL PERCENTAGE TESTS................ 19
4.9           MAXIMUM AMOUNT OF SALARY DEFERRAL CONTRI-
                  BUTIONS............................................. 20

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                                                                            Page

4.10          SPECIAL RULES CONCERNING ACTUAL DEFERRAL
                  PERCENTAGES........................................... 21
4.11          LIMITATIONS ON EMPLOYEE CONTRIBUTIONS AND
                  MATCHING CONTRIBUTIONS................................ 22
4.12          DISTRIBUTION OF EXCESS DEFERRALS.......................... 26
4.13          DISTRIBUTION OF EXCESS CONTRIBUTIONS...................... 27
4.14          DISTRIBUTION OF EXCESS AGGREGATE CONTRIBU-
                  TIONS................................................. 29
4.15          EMPLOYER'S RIGHT TO MAKE ADDITIONAL CON-
                  TRIBUTION............................................. 30
4.16          EXCLUSIVE BENEFIT......................................... 31


                                    ARTICLE V
                               INVESTMENT OF FUNDS

5.1           INVESTMENT OF EMPLOYEE ACCOUNTS............................ 32
5.2           COMMITTEE CHANGES IN INVESTMENT FUNDS...................... 32
5.3           INVESTMENT OF COMPANY ACCOUNTS............................. 32
5.4           PARTICIPANT DESIGNATIONS OF INVESTMENTS.................... 32
5.5           TEMPORARY INVESTMENTS BY THE TRUSTEE....................... 33
5.6           PROCEDURES FOR INVESTMENTS................................. 33
5.7           NO GUARANTEES OF INVESTMENTS............................... 34


                                   ARTICLE VI
                                     VESTING

6.1           PRIOR PLAN EMPLOYEE, ROLLOVER, PRIOR PLAN
              MATCHING AND EMPLOYEE ACCOUNTS FULLY
              VESTED..................................................... 34
6.2           VESTING OF COMPANY ACCOUNTS................................ 34
6.3           AMENDMENT OF VESTING SCHEDULE.............................. 36


                                   ARTICLE VII
                 VOLUNTARY WITHDRAWALS FROM PRIOR PLAN ACCOUNTS

7.1           VOLUNTARY WITHDRAWALS....................................... 36
7.2           EFFECTIVE DATE OF WITHDRAWAL................................ 37
7.3           DISTRIBUTION OF INTERESTS................................... 37


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                                  ARTICLE VIII
                      HARDSHIP WITHDRAWALS, POST AGE 59-1/2
                  WITHDRAWALS AND ROLLOVER ACCOUNT WITHDRAWALS


8.1           HARDSHIP WITHDRAWALS........................................ 38
8.2           POST AGE 59-1/2 WITHDRAWALS................................. 41
8.3           ROLLOVER ACCOUNT WITHDRAWALS................................ 41
8.4           DISTRIBUTION OF INTERESTS................................... 41


                                   ARTICLE IX
                         VALUATION OF FUNDS AND ACCOUNTS

9.1           VALUATION OF FUNDS AND ACCOUNTS............................. 42
9.2           VALUATIONS FOR WITHDRAWALS OR DISTRIBUTIONS................. 42
9.3           METHOD OF VALUATIONS OF INVESTMENT FUNDS.................... 43


                                    ARTICLE X
                 TERMINATION OF PARTICIPATION AND DISTRIBUTIONS

10.1          DISCONTINUANCE OF PARTICIPATION BY PARTIC-
                  IPANTS.................................................. 43
10.2          TERMINATION OF EMPLOYMENT................................... 44
10.3          MEDIUM OF DISTRIBUTION...................................... 44
10.4          OPTIONAL DISTRIBUTIONS FORMS................................ 44
10.5          TIME OF DISTRIBUTION; SMALL DISTRIBUTIONS;
                  NOTICE REQUIREMENTS..................................... 45
10.6          DISTRIBUTION OF A PARTICIPANT'S INTEREST
                  AT DEATH................................................ 46
10.7          DISTRIBUTION REQUIREMENTS................................... 46
10.8          DIRECT ROLLOVER ELECTIONS................................... 51


                                   ARTICLE XI
                                 VOTING OF STOCK

11.1          VOTING OF STOCK BY TRUSTEE.................................. 52
11.2          OFFERS FOR COMMON STOCK..................................... 53


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                                                                            Page


                                   ARTICLE XII
                                  THE COMMITTEE

12.1          APPOINTMENT OF COMMITTEE................................... 54
12.2          OFFICERS AND SUBCOMMITTEES................................. 54
12.3          COMMITTEE PROCEDURES....................................... 55
12.4          COMMITTEE POWERS........................................... 55
12.5          INFORMATION FOR COMMITTEE.................................. 55
12.6          PLAN RECORDS............................................... 56
12.7          INSTRUCTIONS TO TRUSTEES................................... 56
12.8          ALLOCATION OF DUTIES, ETC. AMONG COMMITTEE
                  MEMBERS................................................ 56
12.9          DELEGATION BY COMMITTEE.................................... 56
12.10         INVESTMENT MANAGERS........................................ 57
12.11         COSTS AND EXPENSES......................................... 57
12.12         STANDARD OF CARE........................................... 58
12.13         INDEMNIFICATION AND INSURANCE.............................. 58
12.14         DISPUTES................................................... 58
12.15         COMMITTEE MEMBERS AS PARTICIPANTS.......................... 58


                                  ARTICLE XIII
                                CLAIMS PROCEDURE

13.1          CLAIMS PROCEDURE........................................... 58
13.2          COMPLIANCE WITH REGULATIONS................................ 60


                                   ARTICLE XIV
                                     TRUSTS

14.1          ESTABLISHMENT OF TRUSTS; APPOINTMENT AND
                  REMOVAL OF TRUSTEE..................................... 60
14.2          STANDARD OF CARE........................................... 60


                                   ARTICLE XV
                             DISCONTINUANCE OF PLAN

15.1          TERMINATION AND AMENDMENT.................................. 60
15.2          TIME FOR DISTRIBUTIONS UPON PLAN TERMINATION............... 61
15.3          DISTRIBUTIONS UPON SALE OF ASSETS - TIME
                  FOR DISTRIBUTIONS...................................... 61
15.4          DISTRIBUTIONS UPON SALE OF SUBSIDIARY -
                  TIME FOR DISTRIBUTIONS................................. 61

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                                   ARTICLE XVI
                      PROHIBITION OF ASSIGNMENT OF INTEREST

16.1          ANTI-ASSIGNMENT PROVISION................................. 61
16.2          QUALIFIED DOMESTIC RELATIONS ORDERS....................... 62


                                  ARTICLE XVII
                                  GOVERNING LAW

18.1          GOVERNING LAW............................................. 62


                                  ARTICLE XVIII
                              TOP HEAVY PROVISIONS

18.1          TOP HEAVY REQUIREMENTS................................... 62
18.2          TOP HEAVY PLAN DEFINITIONS............................... 64


                                   ARTICLE XIX
                           LIMITATION ON CONTRIBUTIONS

19.1          MAXIMUM ANNUAL ADDITIONS AND BENEFITS.................... 67
19.2          DISPOSITION OF EXCESS ANNUAL ADDITIONS................... 67


                                   ARTICLE XX
                    PLAN MERGERS, CONSOLIDATION AND TRANSFERS

20.1          MERGERS, CONSOLIDATIONS AND TRANSFERS.................... 68


                                   ARTICLE XXI
                              LOANS TO PARTICIPANTS

21.1          LOAN ADMINISTRATION...................................... 68
21.2          FREQUENCY, NUMBER........................................ 69
21.3          AMOUNT, AVAILABILITY..................................... 69
21.4          NON-DISCRIMINATION....................................... 70
21.5          LOAN APPROVAL............................................ 70
21.6          INTEREST RATE............................................ 70
21.7          COLLATERAL............................................... 71
21.8          REPAYMENT................................................ 71

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                                                                            Page

21.9          PARTICIPANT CONSENT TO LOAN SET-OFFS..................... 73
21.10         DISTRIBUTIONS PROHIBITED................................. 73
21.11         NO ALIENATION............................................ 73
21.12         DISCLOSURE............................................... 73


                                  ARTICLE XXII
                                TRUST AND TRUSTEE

22.1          TRUST FUND............................................... 73
22.2          TRUSTEE CONTROL.......................................... 74
22.3          INVESTMENT FUNDS......................................... 74
22.4          TRUSTEE APPOINTMENT AND RESIGNATION; RE-
                  MOVAL AND SUCCESSION OF TRUSTEES..................... 74
22.5          PRUDENT PERSON RULE...................................... 75
22.6          LIABILITY; EXPENSES; COMPENSATION........................ 75
22.7          MANAGEMENT OF ASSETS..................................... 76
22.8          RELIANCE BY TRUSTEE...................................... 80
22.9          CHANGES IN COMMITTEE MEMBERSHIP.......................... 80
22.10         LEGAL COUNSEL............................................ 80
22.11         ACCOUNTING OF FUNDS AND TRANSACTIONS..................... 80
22.12         RELIANCE ON TRUSTEE...................................... 81
22.13         LEGAL ACTION............................................. 81


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                                 PHH CORPORATION

                  EMPLOYEE INVESTMENT PLAN AND TRUST AGREEMENT

                            AMENDMENT AND RESTATEMENT
                       GENERALLY EFFECTIVE JANUARY 1, 1987

                                 R E C I T A L S

                  This Amendment and Restatement of the PHH Corporation Employee Investment Plan (the "Plan"), formerly called the PHH Group, Inc. Employee Savings and Investment Plan, generally effective as of January 1, 1987, by PHH CORPORATION, a Maryland corporation (the "Company"), and Trust Agreement by and between the Trustee and the Company,

                              W I T N E S S E T H:

                  The Company has heretofore established and maintains the Plan.

                  The Company reserved the right pursuant to the provisions of the Plan to alter the Plan at any time and from time to time.

                  The Company amended and restated the Plan, effective January 1, 1987, among other things, to have such Plan comply with the requirements of the Tax Reform Act of 1986, with the amended and restated Plan being considered a continuation of the Plan as in existence prior hereto. The Company adopted the amended and restated Plan subject to such changes as the Internal Revenue Service might require in order for the Plan to be ruled tax-exempt under the Code and in compliance with section 401(k) of the Code, with any such changes to be made retroactively effective if necessary or desirable.

                  In order to incorporate the changes required by the Internal Revenue Service, the Plan is again amended and restated in its entirety, effective, except as specifically provided to the contrary herein, as of January 1, 1987, to provide as follows.




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                                   ARTICLE I.

                                NAME AND PURPOSE

     A. NAME AND PURPOSE. This Plan, which shall be known as the PHH Corporation Employee Investment Plan, is designed to enable eligible employees of the Company and certain of its subsidiaries to save for retirement in a convenient way and to share in the ownership of the Company. Participation in the Plan is entirely volun- tary.


                                   ARTICLE II.

                                   DEFINITIONS

                  A. ACCOUNT means, with respect to a Participant, any of the ledger accounts or sub-accounts maintained to set out such Participant's proportionate interest in the Trust Property. The Committee or its designee shall maintain as appropriate for each Participant the following Accounts: (i) Prior Plan Employee Account, (ii) Employee Account, (iii) Prior Plan Matching Account, (iv) Company Account, (v) Rollover Account, (vi) Qualified Nonelective Contribution Account and (vii) Qualified Matching Contribution Account.

                  B. ACT means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, or any successor statute.

                  C. ADJUSTMENT FACTOR means the cost of living adjustment factor prescribed by the Secretary of the Treasury under section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary of the Treasury shall provide.

                  D. AFFILIATED EMPLOYER means the Company and any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Company, any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Company, any organization (whether or not incorporated) which is a member of an affiliated service group (as

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defined in section  414(m) of the Code) which includes the Company and any other entity required to be aggregated with the Company pursuant to regulations  under section 414(o) of the Code.

                  E.       BOARD OF DIRECTORS means the Board of
Directors of the Company.

                  F. BREAK IN SERVICE means a Plan Year during which a Participant does not complete more than five hundred (500) Hours of Service.

                  G. CODE means the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute.

                  H. COMMITTEE means the Committee as defined in Article XII.

                  I. COMMON STOCK means HFS Incorporated common stock.

                  J. COMPANY means PHH Corporation (formerly PHH Group, Inc.), a Maryland corporation, and any succes-sor corporation.

                  K. COMPANY ACCOUNT means an account established for each Participant in (i) the PHH Common Stock Fund into which shares of Common Stock are purchased or acquired by the Trustee with Matching Contributions and/or (ii) any other Fund into which an interest is purchased or acquired by the Trustee with Matching Contributions, together with appreciation, depreciation and earnings thereon, are allocated.

                  L. COMPENSATION means the compensation paid by the Employer to the Participant during the Plan Year which is required to be reported as wages on the Participant's Form W-2 and shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of sections 125, 402(a)(8) or 402(h)(1)(B) of the Code. Notwithstanding the preceding, for purposes of the applicable nondiscrimination tests, the Committee (to the extent permitted, or required, by applicable law) may designate from year to year any definition of Compensation which is permitted under Code section 414(s) and may

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designate as the applicable  period for  determining  Compensation  the calendar year ending within the applicable Plan Year or that portion of the Plan Year during which the Participant is eligible to participate in the Plan.

                  Effective as of the first day of the first Plan Year beginning on or after January 1, 1989, Compensation taken into account under the Plan for any year may not exceed the annual compensation limit as set forth under section 401(a)(17) of the Code. The annual compensation limit will be adjusted for increases in the cost-of-living in accordance with section 401(a)(7) of the Code. In determining the Compensation of a Participant for purposes of the Code section 401(a)(17) compensation limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year.

                  M. CONTRIBUTIONS means, as the context requires, any or all of the following: Salary Deferral Contributions, Matching Contributions, Voluntary Employee Contributions, Rollover Contributions, Employer contributions to satisfy the applicable nondiscrimination tests and payments made by Participants to repay loans made hereunder.

                  N. DESIGNATED BENEFICIARY means the person designated as a beneficiary by the Participant under the Plan.

                  O. EARLY RETIREMENT DATE means the first day of the month that coincides with or next follows the Participant's (1) attainment of age fifty-five (55) and (2) completion of three (3) Years of Vesting Service.

                  P. EFFECTIVE DATE means the effective date of this amendment and restatement, generally January 1, 1987, unless otherwise expressly indicated.

                  Q. ELIGIBLE EARNINGS means the gross compen-sation paid to the Employee or Participant by the Employ-er, excluding pay for overtime or other extra work, bonuses and profit sharing payments, except that, in the case of commissioned salespersons, one hundred percent

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(100%) of the commissions as and when paid to the  Participant  during each Plan
Year shall be included in Eligible Earnings. Notwithstanding the foregoing, amounts representing salary reductions by an Employee or Participant under any flexible benefits plan maintained by the Employer under section 125 of the Code will be considered Eligible Earnings of that Employee or Participant. Prior to January 1, 1988 (and prior to July 9, 1987 for employees of Avis Leasing, Inc.), the phrase "fifty percent (50%)" shall be substituted for the phrase "one hundred percent (100%)" in this Section.

                  Effective as of the first day of the first Plan Year beginning on or after January 1, 1989, Compensation taken into account under the Plan for any year may not exceed the annual compensation limit as set forth under section 401(a)(17) of the Code. The annual compensation limit will be adjusted for increases in the cost-of-living in accordance with section 401(a)(17) of the Code. In determining the Compensation of a Participant for purposes of the Code section 401(a)(17) compensation limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year.

                  R. ELIGIBLE EMPLOYEE means any employee who has been hired by the Employer to work on a regular schedule of at least one thousand (1,000) hours in a twelve (12) month period and who is employed and has been employed by the Employer for six (6) months. The term "employed" in the preceding sentence shall include (a) at the discretion of the Committee, previous employment by any corporation which has been acquired or all or substantially all of the assets and business of which have been acquired by the Company or (b) employment by a majority owned subsidiary of the Company.

                  An employee who does not become an Eligible Employee pursuant to the foregoing will become an Eligible Employee when the employee is credited with at least 1,000 Hours of Service in an eligibility computation period. For purposes of the preceding sentence, an "eligibility computation period" shall mean the twelve consecutive month period commencing with the employee's

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employment  commencement  date and each Plan Year beginning after the employee's employment commencement date.

                  The term "employee" in the preceding paragraphs excludes leased employees within the meaning of section 414(n)(2) of the Code.

                  S. EMPLOYEE ACCOUNT means a ledger account maintained for each Participant in any Investment Fund(s) designated under this Plan by the Participant into which all Salary Deferral Contributions together with appreciation, depreciation and earnings thereon are allocated.

                  T. EMPLOYEE CONTRIBUTION means, as described in Section 4.11, any contribution to the Plan made by the Employee for the Plan Year.

                  U. EMPLOYER means the Company and any other corporation which, with the consent of the Company, adopts the Plan by action of its board of directors.

                  V.       FAMILY MEMBER means an individual de-
scribed in section 414(q)(6) of the Code.

                  W.       HIGHLY COMPENSATED EMPLOYEE.  The term
Highly Compensated Employee includes active Highly Com-pensated Employees and former Highly Compensated Employ-ees.

                  An active Highly Compensated Employee includes any Employee who performs service for the Employer during the determination year and who, during the "look-back year" (i) received compensation (as defined below) from the Employer in excess of seventy-five thousand dollars ($75,000) (as adjusted pursuant to section 415(d) of the Code); (ii) received compensation (as defined below) from the Employer in excess of fifty thousand dollars ($50,000) (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group (top twenty percent (20%) of non-excludable employees ranked by compensation (as defined below)) for such year; or (iii) was an officer of the Employer and received compensation (as defined below) during such year that is greater than fifty percent (50%) of the dollar limitation in effect under section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term

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"determination  year" is  substituted  for the  term  "look-back  year"  and the
Employee is one (1) of the one hundred (100) Employees who received the most compensation (as defined below) from the Employer during the determination year; and (ii) Employees who are five percent (5%) owners at any time during the look-back year or determination year.

                  If no officer has satisfied the  compensation  requirement  of
(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                  For this purpose, the determination year shall be the Plan Year. Except as otherwise elected, as provided below, the look-back year shall be the twelve (12) month period immediately preceding the determination year.

                  A former Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday.

                  If an Employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former Employee or a Highly Compensated Employee who is one (1) of the ten (10) most highly compensated Employees ranked on the basis of compensation (as defined below) paid by the Employer during such year, then the family member and the five percent (5%) owner or top ten (10) highly compensated employee shall be aggregated. In such case, the family member and five percent (5%) owner or top ten (10) highly compensated employee shall be treated as a single Employee receiving compensation (as defined below) and Plan contributions or benefits equal to the sum of such compensation (as defined below) and contributions or benefits of the family member and five percent (5%) owner or top ten (10) highly compensated employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or

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former Employee and the spouses of such lineal ascendants
and descendants.

                  The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

                  In determining whether an individual is a Highly Compensated Employee, the term "compensation" means compensation as defined for purposes of
Article XIX, which is received by the individual during the determination year or during the look-back year, including, however, elective or salary reduction contributions to a cafeteria plan under section 125 of the Code, a cash or deferred arrangement under section 401(k) of the Code, a simplified employee pension under section 402(h) of the Code, or a tax-sheltered annuity under section 403(b) of the Code.

                  Notwithstanding the preceding, in determining whether an individual is a Highly Compensated Employee, the Employer may make the following elections:

                           1.       The Employer may elect to apply the
alternative definition set forth below to determine whether an Employee separated from service before January 1, 1987 is a former Highly Compensated Employee. The election, once made, cannot be changed without the consent of the Commissioner of the Internal Revenue Service. Under the alternative definition, a former Highly Compensated Employee includes any former Employee who separated from service with the Employer prior to January 1, 1987, and was described in any one or more of the following groups during either the Employee's separation year (as defined in Treasury Regulations under section 414(q) of the Code) (or the year preceding such separation year) or any year ending on or after such Employee's fifty-fifth (55th) birthday (or the last year ending before such Employee's fifty-fifth (55th) birthday): (i) the Employee was a five percent (5%) owner of the Employer at any time during the year; (ii) the Employee received compensation from the Employer in excess of fifty thousand dollars ($50,000) during the year. The determinations provided for in this alternative definition may be made on the basis of the calendar year, the Plan Year, or any other twelve (12) month period selected by the Employer and applied on a reasonable and consistent basis.

                           2.       In a determination of the top paid
twenty percent (20%) group for purposes of determining whether an individual is a Highly Compensated Employee, the Employer may elect, on a consistent and uniform basis, to modify the permissible exclusions for months of service, hours per week, months per year, and age by substituting a shorter period of service or lower age than that specified in section 414(q) of the Code and regulations thereunder. In addition, the Employer may elect not to exclude those Employees who may be excluded because (i) they are covered by a bona fide collective bargaining agreement, (ii) ninety percent (90%) or more of all Employees are covered by bona fide collective bargaining agreements, and (iii) the plan being tested does not cover Employees covered by the collective bargaining agreements. If any of these elections are made by the Employer, the Employer must apply the test uniformly for purposes of determining its top paid twenty percent (20%) group with respect to all its qualified plans and employee benefit plans and for purposes of the line of business rules set forth in section 414(r) of the Code.

                           3.       The Employer may elect to use the
calendar year to determine whether an Employee is a Highly Compensated Employee in the look-back year (as defined in Treasury Regulations under section 414(q) of the Code) calculation. The calendar year used will be the calendar year ending with or within the determination year (as defined in the regulations under section 414(q) of the Code). The determination year shall be the months (if any) in the current Plan Year which follow the end of the calendar look-back year. If the Employer elects to make the calendar year calculation election with respect to any plan, entity or arrangement, such election must apply with respect to all plans, entities and arrangements of the Employer.

                           4.       If, at all times during the applica-
ble year, the Employer maintained significant business activity (and employed Employees) in at least two (2) significantly separate geographic areas, and the Employer satisfies such other conditions as the Secretary of the Treasury may prescribe in regulations, the Employer may elect to determine whether an Employee is a Highly Compensated Employee by applying the category of Highly Compensated Employees in section 414(q)(1)(B) of the Code (which includes any Employee who receives compensation from the Employer in excess of seventy-five thousand dollars ($75,000) (as indexed) for the year) by substituting fifty thousand dollars ($50,000) for seventy-five thousand dollars ($75,000), and by disregarding the category of Highly Compensated Employees in section 414(q)(1)(C) (which includes any Employee who receives compensation from the Employer in excess of fifty thousand dollars ($50,000) (as indexed) and was a member of the top-paid twenty percent (20%) group of all non-excludable Employees for the year).

                  X. HOUR OF SERVICE means each Hour of Service for which an Employee is paid or entitled to payment for the performance or nonperformance of duties for the Employer, or for which back pay is awarded or agreed to by the Employer, regardless of mitigation of damages. A salaried employee will receive credit for Hours of Service equal to the number of hours in his or her Employer's regular work week for which he or she is absent on full pay status. An hourly paid employee who is absent on pay status shall be credited with Hours of Service for the number of hours for which he or she is paid at his or her regular hourly rate. Any employee absent on non-pay status where he or she is credited with continuous service shall receive credit for Hours of Service equal to the number of hours included in his or her normal work week for each week of such absence. In any event, Hours of Service shall be computed and credited in accordance with section 2530.200b-2 of the Department of Labor Regulations, as the same may be amended from time to time.

                  Y. INACTIVE PARTICIPANT means any Employee or former Employee who has ceased to be a Participant and on whose behalf an Account is maintained under the Plan.

                  Z. INSIDER means, an officer of the Company subject to Section 16 of the Securities Exchange Act of 1934.

                  AA.       INVESTMENT FUND(S) means, depending upon
the context in which it is used, any of the investment funds which may be made available under the Plan as provided in Section 5.2.

                  AB. MATCHABLE PORTION means each Participant's Salary Deferral Contribution, after application of Sections 4.12 and 4.13, in an amount equal to up to six percent (6%) of the Participant's Eligible Earnings.

                  AC.      MATCHING CONTRIBUTION means, as described
in Section 4.6, any contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant's Account by reason of the Matchable Portion of the Participant's Salary Deferral Contributions.

                  AD.      NON-HIGHLY COMPENSATED EMPLOYEE means an
Employee of the Employer who is neither a Highly Compen-sated Employee nor a Family Member of a Highly Compensat-ed Employee.

                  AE.      NORMAL RETIREMENT DATE means the first day
of the month following the Participant's attainment of age sixty-five (65).

                  AF.      PARTICIPANT means any person who has a
vested or unvested interest in any Trust Property.

                  AG.      PHH COMMON STOCK FUND means the Investment
Fund under the Plan composed of shares of Common Stock purchased by the Trustee or otherwise acquired by the Plan.

                  AH.      PLAN means the PHH Corporation Employee
Investment Plan as amended and restated herein.

                  AI.      PLAN YEAR means each calendar year that
the Plan has been and remains in effect.

                  AJ.      PENSION PLAN means the Company's qualified
defined benefit pension plan in effect from time to time.

                  AK.      PRIOR PLAN means the Plan as in effect
prior to January 1, 1987.

                  AL.      PRIOR PLAN EMPLOYEE ACCOUNT means the
Participant's After Tax Savings Account as defined in the
Prior Plan.

                  AM.      PRIOR PLAN MATCHING ACCOUNT means the
Participant's Company After Tax Matching Account as defined in the Prior Plan.

                  AN.      QUALIFIED DOMESTIC RELATIONS ORDER means a
domestic relations order as defined in and meeting the requirements of section 206(d) of the Act and the regula-tions thereunder, as amended from time to time.

                  AO. QUALIFIED NONELECTIVE CONTRIBUTIONS means contributions (other than Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are one hundred percent (100%) vested and nonforfeitable when made and that are not distributable under the terms of the Plan to Participants or their Beneficiaries earlier than the earlier of:

                             a.    the separation from service, death or
         disability of the Participant;

                             b.    the attainment of age fifty-nine and
         one-half (59-1/2) by the Participant;

                             c.    the termination of the Plan without
         establishment of a successor plan;

                             d.    the events specified in Article XVI;
         or

                             e. for Qualified Nonelective Contributions for Plan Years beginning before January 1, 1989 (and earnings thereon credited before January 1, 1989), upon the hardship of the Participant.

                  AP.      ROLLOVER ACCOUNT means the Participant's
account hereunder which is attributable to Rollover
Contributions.

                  AQ.      ROLLOVER CONTRIBUTION means a cash amount
representing some portion or all of the employee's inter-est in a plan qualified under section 401(a) or 403(a) of the Code which, prior to March 1, 1987, is contributed by an employee to the Trustee, provided the Committee or the Trustee determines that the amount is a qualifying rollover contribution pursuant to applicable provisions of the Code.

                  The term Rollover Contribution shall also refer to amounts which the Trustee receives on behalf of an employee directly from a plan described in section 401(a) of the Code which is or has been maintained by the employee's previous employer.

                  The Trustee and the Committee may make all investigations necessary to determine whether any amounts submitted as a Rollover Contribution may be received, and the Trustee or the Committee shall be entitled to refuse any such amounts if, in its discretion, it determines that such amounts do not qualify as a rollover contribution. The Trustee or the Committee may establish reasonable rules and regulations regarding the acceptance and maintenance of Rollover Contributions.

                  Notwithstanding the foregoing, Rollover Contributions to this Plan shall be accepted only if they comply in all respects with the applicable provisions of sections 402 and 408 of the Code.

                  AR.      SALARY DEFERRAL AGREEMENT means the agree-
ment described in Section 3.2.

                  AS. SALARY DEFERRAL CONTRIBUTIONS means contributions made to the Plan by the Employer, both as to amount and manner as provided in Section 4.3, on behalf of an Eligible Employee and resulting from an election by such Eligible Employee to reduce by a designated percentage his or her Eligible Earnings for federal and, if applicable, state and local income tax purposes.

                  AT.      SALARY DEFERRAL RATE means the percentage
selected by an Eligible Employee in accordance with
Section 4.2.

                  AU.      SURVIVING SPOUSE means the person to whom
the Participant is married on the date of the Participant's death.

                  AV.      TRUST AGREEMENT means the Trust Agreement,
as stated in a separate document or as provided in Arti-cle XXII, by and between the Trustee and the Company, together with any and all amendments or supplements thereto.

                  AW.      TRUST PROPERTY means the cash, stock and
other properties attributable to Contributions held by the Trustee.

                  AX.      TRUSTEE means the fiduciary agent or
agents, individually and collectively, provided for in
Article XIV hereof.

                  AY.      VALUATION DATE means the day or days
during each calendar year on which the Company determines that the assets of the Plan or any particular account should be valued.

                  AZ.      VOLUNTARY EMPLOYEE CONTRIBUTIONS means
voluntary after-tax contributions made to the Prior Plan by a Participant.

                  BA.      WITHDRAWAL ELECTION FORM means a form
prescribed by the Committee for use by a Participant to make an election under Section 7.2 or Section 8.2 of the Plan.

                  BB. YEAR OF VESTING SERVICE means each calendar year in which an Eligible Employee or Participant is credited with at least one thousand (1,000) Hours of Service. Notwithstanding the foregoing, except as specified on the Schedule attached hereto, no Years of Vesting Service will be credited to a Participant for periods prior to the date on which the Participant's employer became an Affiliated Employer.

                  For purposes of determining Years of Vesting Service, Years of Service with entities which are Affiliated Employers, during periods during which those entities are Affiliated Employers and during other periods as provided on Schedule A, will be included as Years of Service with the Employer.

                  In addition, leased employees (as defined in Code section 414(n)) of the Employer will be credited with Years of Service with the Employer, for vesting purposes, for periods during which they were leased employees of the Employer.

                                            ARTICLE III.

                                            PARTICIPATION

                  A.       PARTICIPATION.

                           1.       In General.  A person who on the
Effective Date is an Eligible Employee or who is an Eligible Employee on the first day of the first payroll period beginning in any month after the Effective Date may, unless otherwise provided herein and as provided herein, become a Participant in the Plan as of such applicable date.

                           2.       Re-Employed Individuals.  An Eligible
Employee or Participant who terminates employment and is rehired shall be deemed to be an Eligible Employee as of the date of his or her re-employment. For purposes of this paragraph, an individual's date of re-employment shall be the date on which he or she first receives credit for an Hour of Service because of the performance of duties for the Employer.

                  B. SUBMISSION OF SALARY DEFERRAL AGREEMENTS. Each Eligible Employee shall, as a condition of participation in the Plan, be required to complete, execute and file with the Committee or its designee a Salary Deferral Agreement prior to the date on which he or she may become a Participant. Any such Salary Deferral Agreement shall be an agreement in a form satisfactory to the Committee which provides for the Eligible Employee to receive compensation from the Employer in a reduced amount (which form may specify a maximum reduction in compensation, as determined from time to time by the Committee), and for the Employer to pay Salary Deferral Contributions, in an amount equal to the amount as determined under Sections 4.2 and 4.3, to the Trustee on behalf of the Participant. Any such Salary Deferral Agreement shall be revocable in accordance with its terms, provided that no revocation shall be retroactive or permit payment to the Eligible Employee of the amount required to be contributed to the Trust.

                  C.       COLLECTIVE BARGAINING EMPLOYEES.  If an
individual's employment with the Employer is covered by a collective bargaining agreement and if retirement bene-fits were a subject of good faith bargaining between the Employer and the individual's collective bargaining representative, the individual shall not be eligible to be a Participant hereunder unless so specified in the collective bargaining agreement.

                  D. PARTICIPATION BY INSIDERS. The Committee shall establish guidelines for assisting an Insider to minimize the extent to which transactions under the Plan by him or her, including, but not limited to, investment designations and the method and timing of deferrals to and withdrawals from the Plan, constitute "purchases" or "sales" of Common Stock within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules thereunder; provided, however, that, (i) the establish-ment of guidelines shall not be construed as allowing the Committee to prohibit the Insider from exercising any rights as a Participant in the Plan or be construed to impose upon the Committee or the Employer responsibility for the Insider's compliance with Section 16, and (ii) the Insider shall have the sole responsibility for com-plying with Section 16 with respect to his or her partic-ipation in the Plan and otherwise.


                                             ARTICLE IV.

                                            CONTRIBUTIONS

                  A. ROLLOVER CONTRIBUTIONS. Notwithstanding the following provisions of this Section, no Rollover Contributions may be made to the Plan after February 28, 1987 except by direct transfer from a plan described in section 401(a) of the Code. The opportunity to make Rollover Contributions shall be made available to all employees upon an equal basis. For the limited purpose of being eligible to make a Rollover Contribution, all employees of the Employer will be considered to be Participants of the Plan. Such an employee shall not, however, otherwise be entitled to contribute to the Plan unless and until the employee meets all requirements for participation in the Plan. Any such Rollover Contribution made by a Participant shall be held in a separate Rollover Account for such Participant which will share in any income or losses and/or appreciation or depreciation of the Trust Property. Rollover Contributions shall not be considered part of a Participant's Salary Deferral

Contributions under this Plan and shall have no effect upon any limitation under this Plan based upon a Participant's contributions. A Participant shall, at the time of making a Rollover Contribution, designate in writing the Investment Fund(s) in which the Rollover Contribution is to be invested and the Trustee shall make investments in accordance therewith as soon as practicable after its receipt of the Rollover Contributions. A Participant's Rollover Account shall be invested in the same manner as the Participant's Employee Account.

                  B. SALARY DEFERRALS AND INVESTMENT DESIGNATIONS. At the time of filing with the Committee of a Salary Deferral Agreement, the Eligible Employee shall select a Salary Deferral Rate which shall be in any percentage of his or her Eligible Earnings from zero percent (0%) to and including ten percent (10%). At the same time, such Eligible Employee shall, as provided in Section 5.4, designate what percentage of the Salary Deferral Rate is to be invested by the Trustee in each of the Investment Funds.

                  If, prior to the beginning of the Plan Year or during the Plan Year, it appears that the tests in Sections 4.8 or 4.11 will not be met for the Plan Year, the Committee may amend or revoke the Salary Deferral Agreements of Highly Compensated Employees.

                  C.       SALARY DEFERRAL CONTRIBUTIONS.  Beginning
                           -----------------------------
as soon as practicable after the filing of the Salary
Deferral Agreement pursuant to Section 3.2 or a modifica-tion thereto as provided in Section 4.5(a), there shall be contributed by each Employer to the Plan Salary Defer-ral Contributions in an amount equal to the Salary Defer-ral Rate each Participant has selected times each Participant's Eligible Earnings rounded down to the nearest whole dollar.

                  D. CHANGES IN ELIGIBLE EARNINGS. If a Participant's Eligible Earnings increase or decrease, his or her Salary Deferral Contribution determined under Section 4.3 shall at such time be automatically and commensurately increased or decreased. During any period for which a Participant receives no Eligible Earnings there shall be no Salary Deferral Contributions or Matching Contributions made to the Plan in respect of such Participant.

                  E.       CHANGES IN ELECTIONS.

                           1.       Salary Deferral Rates and Investment
Fund Choices. Subject to such administrative rules as are established by the Committee, a Participant may file a written request with the Committee to effect any or all of the following:

                           (1)      To change his or her Salary
         Deferral Rate from one permitted rate to anoth-er permitted rate;

                           (2) To change the apportionment of his or her Salary Deferral Contributions among Investment Funds and in respect of his or her Employee Account balance and Rollover Account balance. Any such apportionment must be done in the percentage multiples set forth in
         Section 5.4 and may be done by telephonic instructions from the Participant to the extent permitted under the administrative rules or policy established by the Committee.

                           Such administrative rules as are to be
established by the Committee pursuant to this Section 4.5(a) shall provide the Participant with the opportunity to change his or her Salary Deferral Rate and any of his Investment Fund options with a frequency appropriate in light of the market volatility of the Investment Funds, but in no event less frequently than once within any three month period. The Committee shall promptly carry out such instructions changing the Salary deferral Rate and Investment Fund options; provided, however, that the Committee may decline to carry out any of the Participant's instructions that would jeopardize the Plan's tax qualification or result in a prohibited transaction under ERISA.

                           2.       Liquidation of "Election Stock".  A
Participant may make elections, at any time after his or her attainment of age fifty (50) and pursuant and subject to such administrative rules as are established by the Committee, to liquidate his or her "Election Stock" (as hereafter defined). For purposes of this subsection, Election Stock means the Participant's vested interest, determined under Article VI, in the Participant's Prior Plan Employee Account, Company Account and Prior Plan

Matching Account balance in the PHH Common Stock Fund as valued under Article IX on the date of the liquidation.

                  F.       EMPLOYER MATCHING CONTRIBUTIONS.  The
                           -------------------------------
Employer shall contribute to the Plan out of its current or accumulated earnings and profits an amount equal to
(a) one hundred percent (100%) of the first three percent
(3%) of a Participant's Eligible Earnings constituting the Matchable Portion, and (b) fifty percent (50%) of the second three percent (3%) of a Participant's Eligible
Earnings constituting the Matchable Portion.

                  G. TIME FOR CONTRIBUTIONS. At such times as are established by the Company, each Employer shall pay over to the Trustee the amount of all Salary Deferral
Contributions deducted by it pursuant to Section 4.3 plus the amount of the Matching Contributions required pursu-ant to Section 4.6 (after reduction for any forfeiture credits) which are attributable to the Salary Deferral
Contributions being contributed for all Participants employed by it.

                  H.       AVERAGE ACTUAL DEFERRAL PERCENTAGE TESTS.

                           1.       The Average Deferral Percentage test
set forth below shall be satisfied each Plan Year:

                             a.    The Average Actual Deferral Percent-
         age for Eligible Participants who are Highly Compen-sated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible
         Participants who are Non-Highly Compensated Employ-ees for the Plan Year multiplied by 1.25; or

                             b. the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by two (2), and the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

                           2.       For purposes of this Section, the
following definitions apply:

                             a. "Actual Deferral Percentage" means the ratio (calculated separately for each Eligible Participant) (expressed as a percentage) of (i) Elective Deferrals including Excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the contribution percentage test under section 401(m) of the Code (provided the test in this Section is met both with and without the exclusion of these Elective Deferrals) and (ii) at the election of the Employer in the manner prescribed by the Secretary of the Treasury (and subject to such other requirements as may be prescribed by the Secretary of the Treasury) "qualified non-elective contributions" and "qualified matching contributions" (as defined in sections 401(k) and
         (m) of the Code and regulations thereunder) on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation.

                             b.    "Average Actual Deferral Percentage"
         means the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Partici-pants in a group.

                             c. "Eligible Participant" means any Employee who is otherwise authorized under the terms of the Plan to have contributions which are taken into account to determine the Employee's Actual Deferral Percentage, allocated to his or her account for the Plan Year, including any Employee who is temporarily prohibited from making salary reduction contributions by reason of hardship withdrawal.

                  I.  MAXIMUM  AMOUNT  OF  SALARY  DEFERRAL   CONTRIBUTIONS.   A
Participant's salary reduction contributions to the Plan, and all other Employer plans, contracts or arrangements subject to section 402(g) of the Code, during any calendar year may not exceed seven thousand dollars ($7,000). This seven thousand dollar ($7,000) limit shall be automatically adjusted by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury at the same time and in the same manner as the cost-of-living adjustment applied under section 415(d) of the Code. The foregoing limit shall not apply to Salary Deferral Contributions of amounts attributable to service performed in 1986 and described in section 1105(c)(5) of the Tax Reform Act of 1986.

                  J. SPECIAL RULES CONCERNING ACTUAL DEFERRAL PERCENTAGES. For purposes of this Section, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have contributions which are taken into account to determine the Employee's Actual Deferral Percentage, allocated to his or her account under two or more plans or arrangements described in section 401(k) of the Code that are maintained by the Employer or an affiliate of the Employer shall be determined as if all such contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more plans or arrangements described in section 401(k) of the Code that have different plan years, all such plans or arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                  In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same plan year.

                  For purposes of determining the Actual Deferral Percentage of a Participant who is a five percent (5%) owner or one of the ten (10) most highly paid Highly Compensated Employees, the contributions which are taken into account to determine the Actual Deferral Percentage and Compensation of such Participant shall include the contributions which are taken into account to determine the Actual Deferral Percentage and Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage for all other Participants.

                  The Employer shall maintain records sufficient to demonstrate satisfaction of the test under this Sec-tion and the amount of "qualified non-elective contributions" or "qualified matching contributions" (as defined in sections 401(k) and (m) of the Code and regulations thereunder), or both, used to satisfy the test in this Section.

                  The determination and treatment of the Elective  Deferrals and
Actual  Deferral   Percentage  of  any  Participant  shall  satisfy  such  other requirements as may be prescribed by the Secretary of the Treasury.

                  K. LIMITATIONS ON EMPLOYEE CONTRIBUTIONS AND MATCHING CONTRIBUTIONS.

                           1.       The Average Contribution Percentage
test set forth below shall be satisfied each Plan Year:

                             a.    The Average Contribution Percentage
         for Eligible Participants who are Highly Compensated
         Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Partic-ipants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25, or

                             b. The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, and the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

                           2.       Multiple Use of Alternative Limita-
tion. If one or more Highly Compensated Employees participate in both a plan subject to the Average Deferral Percentage test and a plan subject to the Average Contribution Percentage test maintained by the Employer and the sum of the Average Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Contribution Percentage of those Highly Compensated Employees who also participate in a plan subject to the Average Deferral Percentage test will be reduced (beginning with such Highly Compensated Employee whose Contribution Percentage is the highest) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The Average Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Average Deferral Percentage and Average Contribution Percentage tests. Multiple use of the alternative limitation does not occur if both the Average Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Actual Deferral Percentage and Average Contribution Percentage of the Non-Highly Compensated Employees.

                           3.       Definitions.  For purposes of this
Section, the following definitions shall apply.

                             a. "Aggregate Limit" means the sum of (A) one hundred twenty-five percent (125%) of the greater of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage of Non-Highly Compensated Employees under the Plan subject to section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the plan subject to the Average Deferral Percentage test, and (B) the lesser of two hundred percent (200%) of or two (2) plus the lesser of such Average Actual Deferral Percentage or Average Contribution Percentage of Non-Highly Compensated Employees. Notwithstanding the preceding, for Plan Years beginning before the later of January 1, 1992 or such later date provided in regulations or other guidance under section 401(m) of the Code, Aggregate Limit means the greater of the Aggregate Limit described above or the sum of (A) one hundred twenty-five percent (125%) of the lesser of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage of Non-Highly Compensated Employees under the Plan subject to section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the plan subject to the Average Deferral Percentage test, and (B) the lesser of two hundred percent (200%) of or two (2) plus the greater of such Average Actual Deferral Percentage or Average Contribution Percentage of Non-Highly Compensated
         Employees.

                             b.    "Average Contribution Percentage"
         means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Partici-pants in a group.

                             c.    "Contribution Percentage" means the
         ratio of each Eligible Participant's Contribution
         Percentage Amounts for the Plan Year to the Eligible
         Participant's Compensation.

                             d. "Contribution Percentage Amounts" means the sum of the Employee Contributions, Employer matching contributions, and to the extent not taken into account for purposes of the Average Deferral Percentage test, "qualified non-elective contributions" and "qualified matching contributions" (as defined in sections 401(k) and (m) of the Code and regulations thereunder) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Employer matching contributions allocated to the Participant's account and shall be taken into account in the Plan Year in which such forfeiture is allocated. At the election of the Employer in the manner prescribed by the Secretary of the Treasury (and subject to such other requirements as may be prescribed by the Secretary of the Treasury), Elective Deferrals may also be included in the Contribution Percentage Amounts so long as the Average Deferral Percentage test is met before the Elective Deferrals are used in the Average Contribution Percentage test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the Average Contribution Percentage test.

                             e.    "Eligible Participant" means any
         Employee who is eligible to make an Employee Contri-bution, or an Elective Deferral (if the Employer takes such contributions into account in the calcu-lation of the Contribution Percentage), or to re-ceive a Matching Contribution (including forfeitures) or a "qualified matching contribution" (as defined in sections 401(k) and (m) of the Code and regulations thereunder). If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

                             f. "Employee Contribution" means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

                           4.       Special Rules.  For purposes of this
Section, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in section 401(a) of the Code or arrangements described in section 401(k) of the Code that are maintained by the Employer or an affiliate of the Employer shall be determined as if all such Contribution Percentage Amounts were made under a single plan. If a Highly Compensated Employee participates in two or more plans or arrangements described in section 401(k) of the Code that have different plan years, all such plans or arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                             a. In the event that the Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with the Plan, then this Section shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same plan year.

                             b. For purposes of determining the Contribution Percentage of an Eligible Participant who is a five percent (5%) owner or one of the ten (10) most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation of Family Members, and such Family Members shall be disregarded as separate Employees in determining the Contribution Percentage for Eligible Participants.

                             c. The Employer shall maintain records sufficient to demonstrate satisfaction of the test under this Section and the amount of "qualified non-elective contributions" or "qualified matching contributions" (as defined in sections 401(k) and (m) of the Code and regulations thereunder), or both, used to satisfy the test in this Section.

                             d.    The determination and treatment of
the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  L.       DISTRIBUTION OF EXCESS DEFERRALS.

                           1.       In General.  Notwithstanding any
other provision of the Plan, Excess Deferral Amounts and income and loss allocable thereto shall be distributed no later than April 15, 1988, and each April 15 thereafter, to Participants who claim such allocable Excess Deferral Amounts for the preceding calendar year. A Participant is deemed to have claimed the Excess Deferral Amount to the extent that the Participant's Excess Deferral Amount is calculated by taking into account only Salary Deferral Contributions to this Plan.

                           2.       Definitions.  For purposes of this
Section,   "Excess   Deferral  Amount"  means  the  amount  of  Salary  Deferral
Contributions for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth below.

                           3.       Claims.  The Participant's claim
shall be in writing, shall be submitted to the Committee no later than March 1, shall specify the Participant's Excess Deferral Amount for the preceding calendar year and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by section 402(g) of the Code for the year in which the deferral occurred.

                           4.       Maximum Distribution Amount.  The
Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and loss during the taxable year and, if elected by the Committee, during the period from the end of the taxable year to the date of distribution. The income or loss allocable to the Excess Deferral Amount for the taxable year (and, if elected, from the end of the taxable year to the date of distribution) shall be determined by the Committee using any reasonable method permitted by regulations under section 402(g) of the Code. If there is a loss allocable to the Excess Deferral Amount, the amount distributed shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Salary Deferral Contributions for the Plan Year.

                  M.       DISTRIBUTION OF EXCESS CONTRIBUTIONS.

                           1.       In General.  Notwithstanding any
other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed to the appropriate Highly Compensated Employees after the last day of the Plan Year in which the Excess Contributions arose and, if possible, within two and one-half (2-1/2) months after the last day of such Plan Year. (If Excess Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such Excess Contributions arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts.) Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the twelfth (12th) month after the last day of the Plan Year in which the Excess Contributions arose. Excess Contributions shall be treated as annual additions under the Plan for purposes of the limitations under section 415 of the Code.

                           2.       Excess Contributions.  "Excess Con-
tributions" means, with respect to any Plan Year, the excess of (i) the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the Average Deferral Percentage test. The maximum amount of contributions permitted for each Highly Compensated Employee shall be determined by a leveling method under which the actual deferral percentage of the Highly Compensated Employee with the highest actual deferral percentage is reduced to the extent required to (i) enable the Plan to satisfy the Average Deferral Percentage Test under Section 4.8 or (ii) cause such Highly Compensated Employee's actual deferral percentage to equal the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage. This process is continued until the Plan satisfies the Average Deferral Percentage Test under Section 4.8 and the maximum amount of contributions permitted for each Highly Compensated Employee is determined.

                           3.       Determination of Income.  Excess
Contributions shall be adjusted for income or loss during the Plan Year and, if elected by the Committee, during the period from the end of the Plan Year to the date of distribution. The income or loss allocable to Excess Contributions for the Plan Year shall be determined (i) by multiplying income allocable to the Participant's Elective Deferrals, and contributions treated as Elective Deferrals to determine the Participant's Actual Deferral Percentage, for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the Plan Year and the denominator of which is the Participant's account balance attributable to such contributions on the last day of the Plan Year, reduced by the gain allocable to such account balance for the Plan Year and increased by the loss allocable to such account balance for the Plan Year or (ii) by any other method permitted by regulations under section 401(k) of the Code. The income allocable to Excess Contributions for the period between the end of the Plan Year and the date of distribution is determined (i) by multiplying the income for such period which is allocable to Elective Deferrals, and contributions treated as Elective Deferrals to determine the Participant's Actual Deferral

Percentage, by a fraction determined under the method described in the preceding sentence, (ii) by multiplying ten percent (10%) of the amount determined in the preceding sentence by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution as a whole calendar month if distribution occurs after the 15th of such month, or
(iii) by any other method permitted by regulations under section 401(k) of the Code.

                           4.       Accounting for Excess Contributions.
Amounts distributed under this Section shall first be treated as distributions from the Participant's Salary Deferral Contribution account and shall be treated as distributed from the Participant's Qualified Employer Deferral Contributions account only to the extent such Excess Contributions exceed the balance in the Participant's Salary Deferral Contribution account.

                  N.       DISTRIBUTION OF EXCESS AGGREGATE CONTRIBU-
TIONS.

                           1.       In General.  Notwithstanding any
other provision of the Plan, Excess Aggregate Contributions, plus income and minus any loss allocable thereto, shall be distributed to the appropriate Highly Compensated Employees after the last day of the Plan Year in which the Excess Aggregate Contributions arose and, if possible, within two and one-half (2-1/2) months after the last day of such Plan Year. (If Excess Aggregate Contributions are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts.) Excess Aggregate Contributions, plus income and minus any loss allocable thereto, shall be distributed no later than the last day of the twelfth (12th) month after the last day of the Plan Year in which the Excess Aggregate Contributions arose. Excess Aggregate Contributions shall be treated as annual additions under the Plan for purposes of the limitations under section 415 of the Code.

                           2.       Excess Aggregate Contributions.
"Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of (i) the aggregate Contribution Percentage Amounts taken into account in computing the numerators of the Contribution Percentages of Highly Compensated Employees for such Plan Year, over (ii) the maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test.

                           3.       Determination of Income.  Excess
Aggregate Contributions shall be adjusted for any income or loss during the Plan Year and, if elected by the Committee, during the period from the end of the Plan Year to the date of distribution. The income or loss allocable to Excess Aggregate Contributions for the Plan Year shall be determined (i) by multiplying the income allocable to Contribution Percentage Amounts for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Contribution Percentage Amounts for all Plan Years on the last day of the Plan Year reduced by the gain allocable to such account balances for the Plan Year and increased by the loss allocable to such account balances for the Plan Year or (ii) by any other method permitted by regulations under section 401(m) of the Code. The income allocable to Excess Aggregate Contributions for the period between the end of the Plan Year and the date of distribution is determined (i) by multiplying the income for such period which is allocable to the Contribution Percentage Amounts by a fraction determined under the method described in the preceding sentence, (ii) by multiplying ten percent (10%) of the amount determined in the preceding sentence by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution as a whole calendar month if distribution occurs after the 15th of such month, or (iii) by any other method permitted by regulations under section 401(m) of the Code.

                  O. EMPLOYER'S RIGHT TO MAKE ADDITIONAL CONTRIBUTION. If at the end of any Plan Year it appears to the Employer that the Average Deferral Percentage test of section 401(k)(3) of the Code or the Average Contribution Percentage test of section 401(m)(2) of the Code will not be met, the Employer, in lieu of amending or revoking Salary Deferral Agreements as permitted by
Section 4.2 or distributing Excess Contributions as permitted in Section 4.13 or distributing Excess Aggregate Contributions as permitted in Section 4.14, may elect to make an addition-
al contribution for Participants who are Non-Highly Compensated Employees. The additional contribution shall be allocated in any manner determined by the Committee. If the additional contribution is not allocated as an Employer Matching Contribution, it shall be added to the Qualified Nonelective Contribution Accounts of Participants on whose behalf it is made and shall be immediately one hundred percent (100%) vested and, except as otherwise provided herein, shall be subject to the distribution provisions and limitations which are applicable to salary reduction contributions to the Plan. If the additional contribution is allocated as an Employer Matching Contribution, it shall be added to the Qualified Matching Contribution Accounts of Participants on whose behalf it is made and shall be immediately one hundred percent (100%) vested and, except as otherwise provided herein, shall be subject to the distribution provisions and limitations which are applicable to salary reduction contributions to the Plan. The amount of the additional contribution shall be such that the deferral percentage test of section 401(k)(3) or the contribution percentage test of section 401(m) of the Code will be met. The additional contribution shall be deposited to Participants' Accounts not later than the earlier of (i) the date which is prescribed by law for filing the Employer's income tax return (including any extension thereof) for the taxable year to which the contribution relates, or (ii) the last day of the twelve (12) month period immediately following the Plan Year to which the contribution relates.

                  P. EXCLUSIVE BENEFIT. Subject to the terms hereof, no part of the corpus or income of the Trust
Property shall revert to any Employer or be used or diverted for purposes other than the exclusive benefit of Participants, former Participants and their Beneficia-ries, or their legal representatives, or the payment of the reasonable expenses of the Plan, until such time as all liabilities under the Plan with respect to Partici-pants, former Participants and their Beneficiaries, and legal representatives, are satisfied.

                                             ARTICLE V.

                                         INVESTMENT OF FUNDS

                  A.       INVESTMENT OF EMPLOYEE ACCOUNTS.  A Par-
                           -------------------------------
ticipant may, as provided herein, select from time to time one or more of the Investment Funds for the invest-ment by the Trustee of a Participant's Salary Deferral
Contributions received by the Trustee and credited to a Participant's Employee Account and for the investment by the Trustee of any other cash received by the Trustee and credited to a Participant's Employee Account.

                  B. COMMITTEE CHANGES IN INVESTMENT FUNDS. The Committee may, in its discretion: (i) add additional Investment Funds to the Plan or delete existing Investment Funds from the Plan and (ii) add or delete funds from any Investment Fund, and any Committee actions taken under (i) or (ii) hereof may affect Contributions made or to be made to the Plan. Notwithstanding the preceding, there shall at all times be available to Participants the opportunity to select from a broad range of investment alternatives, which consist of no less than three diversified Investment Funds, each of which has materially different risk and return characteristics.

                  C. INVESTMENT OF COMPANY ACCOUNTS. Matching Contributions related to Salary Deferral Contributions received by the Trustee and for credit to the Participant's Company Account shall be initially invested by the Trustee in the Money Market Fund. After the initial investment as provided above, the Participant may direct the portion of the Company Account initially invested in the Money Market Fund into other investment options provided under the Plan as the Committee may determine.

                  D. PARTICIPANT DESIGNATIONS OF INVESTMENTS. A Participant shall designate on his or her original Salary Deferral Agreement and any modifications thereto the percentage of his or her Salary Deferral Rate to be invested in each Investment Fund. The percentage to be invested in any Investment Fund must be in such increments as the Committee may determine; provided that the total of the percentages selected for the Investment Fund(s) must equal one hundred percent (100%). A Participant shall have the right as provided in Section 4.5(a) to change the percentage of his or her Salary Deferral Rate to be invested in the respective Investment Fund(s). Participant investment designations will be implemented by the Committee and the Trustee as soon as administratively practicable.

                  E.       TEMPORARY INVESTMENTS BY THE TRUSTEE.  All
                           ------------------------------------
Rollover Contributions, Salary Deferral Contributions and
Matching Contributions received by the Trustee pursuant to Sections 4.1 and 4.7 and loan repayments made by Participants under Article XXI shall be held and invested by the Trustee in a short term investment fund for the benefit of Participants until such time as such contribu-tions shall be invested by the Trustee in accordance with the provisions of this Plan.

                  F. PROCEDURES FOR INVESTMENTS. The invest-ment of all Participant Contributions and the crediting to the Account(s) of each Participant of investments made shall be done as follows:

                           1.       As soon as practicable following its
receipt of Contributions from the Employer, the Trustee shall make investments as required herein;

                           2.       Promptly following each Valuation
Date, the Account(s) of each Participant who made contributions or for whom Contributions were made during the calendar quarter ended just prior to such Valuation Date shall be credited with a proportionate share of the investments made in each Investment Fund during such calendar quarter. For purposes of this Section, a Participant's Accounts' proportionate share of the investments made in an Investment Fund during any calendar quarter shall be the proportion that the Contributions made by or on behalf of a Participant and to be invested in any Investment Fund in accordance with the Participant's Salary Deferral Agreement bears to Contributions made by or on behalf of all Participants and to be invested in such Investment Fund in accordance with the Salary Deferral Agreements for all Participants. The cost of making investments for the Account(s) of a Participant -- which may, in the discretion of the Company, be charged against the Participant's Account(s) -- shall be determined on a reasonable basis by the Committee.

                  G. NO GUARANTEES OF INVESTMENTS. Neither the Company, the Employer, the Trustee nor the Committee guarantees any Investment Fund against any increase or decrease in value.


                                             ARTICLE VI.

                                               VESTING

                  A. PRIOR PLAN EMPLOYEE, ROLLOVER, PRIOR PLAN MATCHING AND EMPLOYEE ACCOUNTS FULLY VESTED. A Participant's interest in his or her Prior Plan Employee Account, Rollover Account, Employee Account, Prior Plan Matching Account, Qualified Nonelective Contribution Account and Qualified Matching Contribution Account shall in each case be fully vested and non-forfeitable at all times, subject only to the withdrawal restrictions, if any, imposed by this Plan or the Code as the case may be.

                  B.       VESTING OF COMPANY ACCOUNTS.

                           1.       In General.

                           (1) A Participant's vested interest in his or her Company Account shall be calculated based upon a Participant's Years of Vesting Service in accordance with the following schedule:

         Years of Vesting Service                             Vested Interest

         Less than one                                                 0%
         One but less than two                                         33 1/3%
         Two but less than three                                       66 2/3%
         Three or more                                                 100%

                           (2) If a Participant terminates employment for any reason other than (i) death, (ii) retirement after his early retirement date or (iii) disability which qualifies as total and permanent disability under the Employer's long-term disability plan, the non-vested portion, if any, of the Participant's Company Account shall be forfeited when the Participant receives a distribution of his or her entire vested Account. Forfeitures hereunder shall be applied to reduce Matching Contributions thereafter payable to the Trustee under the Plan, to pay Plan expenses payable out of the Plan or to meet other contribution requirements under the Plan, such as a restoration of a forfeiture or a correction of an administrative error. If a Participant shall terminate employment because of one of the three
         (3) circumstances listed in (i) through (iii), any non-vested portion of the Participant's Company Account shall, to the extent not already so vested, become one hundred percent (100%) vested in the Participant.

                           If the Participant is subsequently rehired before he or she incurs five (5) one year Breaks in Service and before the Participant receives a distribution of his or her entire vested Account, any unvested portion of his or her Account existing when payment was made shall be restored and shall be separately accounted for on the books of the Plan. If the Participant received a distribution of his or her entire vested Account on account of his or her separation from service, any forfeiture will be restored if the Participant is reemployed by the Employer and the Participant repays the amount distributed before the earlier of the date which is five (5) years after the first date on which the Participant is reemployed by the Employer, or the date upon which the Participant incurs a fifth
         (5th) consecutive Break in Service. Notwithstanding the above, a forfeiture as the result of five (5) consecutive Breaks in Service will not be restored upon repayment of the amount distributed. In any event, a Participant will be vested in his or her Company Account upon the attainment of age sixty-five (65) if the Participant is an Employee on that date.

                           2.       Crediting of Prior Service to Rehired
Employees. If an Eligible Employee or Participant terminates employment with the Employer and is thereafter re-employed, he or she shall be credited with all Years of Vesting Service prior to his or her termination.

                  C.       AMENDMENT OF VESTING SCHEDULE.  Although
                           -----------------------------
the Company reserves the right to amend the aforesaid vesting provisions at any time, the Company shall not amend such provisions (and no such amendment shall be effective) if the amendment would reduce the nonforfeit-able percentage of any Participant's account value de-rived from Matching Contributions (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the nonforfeitable percentage computed under the Plan without regard to such amendment.

                  If the Company shall amend the vesting schedule, each Participant having at least three (3) years of Vesting Service with the Employer may elect to have the percentage of his or her nonforfeitable accrued benefit computed under the Plan without regard to the amendment. The Committee, as soon as practicable, shall communicate an explanation of the effect of the amendment to the vesting provisions to each Participant, together with, if applicable, the appropriate form upon which a Participant so entitled under the provisions of this Section may make an election to remain under the vesting provisions provided under the Plan prior to the amendment and notice of the time within which such Participant must make an election to remain under the prior vesting provisions. The Participant must file his or her election in writing with the Committee within sixty (60) days after his or her receipt of the notice of the amendment changing the vesting provisions. Notwithstanding the provisions of this Section, no election need be provided for any Participant whose nonforfeitable percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment.


                                            ARTICLE VII.

                           VOLUNTARY WITHDRAWALS FROM PRIOR PLAN ACCOUNTS

                  A. VOLUNTARY WITHDRAWALS. Effective May 1, 1991 and subject to Section 21.10, a Participant may elect, in a manner and on a form prescribed by the Com-mittee, to withdraw any amount in his or her Prior Plan
Employee Account and any vested amount in his or her Prior Plan Matching Account and his or her Company Ac-count. Withdrawals prior to May 1, 1991 from a

Participant's Prior Plan Accounts shall be governed by the provisions of Article VII in the Plan prior to this Amendment and Restatement of the Plan. Withdrawals on or after May 1, 1991 from a Participant's Company Account are limited to amounts which were not allocated to the Participant's Company Account during the two-year period preceding the withdrawal.

                  B. EFFECTIVE DATE OF WITHDRAWAL. Any withdrawal made pursuant to this Article shall be made as soon as practicable following the date on which the Participant's Withdrawal Election Form is filed with the Committee. Not more than one withdrawal under this Article may be made by a Participant in any twelve (12) month period.

                  C.       DISTRIBUTION OF INTERESTS.

                           1.       Form of Distribution.  Unless other-
wise directed by the Participant, distribution of Trust Property made as a result of a withdrawal being made under this Article shall be made in whole shares of the Company's Common Stock. A Participant's distribution of interest under such Section in a fraction of a share of such stock shall be satisfied by payment in cash based on the market price of such stock as determined by the Trustee. Distributions pursuant to this Article shall be made as soon as practicable following the effective date of any withdrawal.

                           2.       Participant Directed Sale of Stock.
A Participant may, at the time of electing to make a withdrawal under this Article, elect, pursuant to administrative procedures established by the Committee, to receive cash in lieu of receiving Common Stock under Section 7.3(a) above.


                                            ARTICLE VIII.

                                HARDSHIP WITHDRAWALS, POST AGE 59-1/2
                            WITHDRAWALS AND ROLLOVER ACCOUNT WITHDRAWALS

                  A.       HARDSHIP WITHDRAWALS.

                           1.       Application for Hardship Withdrawal
Prior to January 1, 1989. For Plan Years beginning before January 1, 1989, a Participant who is an Eligible Employee and who is suffering a qualifying financial hardship may apply for a hardship distribution from his or her Accounts by filing a written application for the same with the Committee stating the amount of the distribution requested and the qualifying financial hardship.

                           Such application may be approved by the
Committee only if the Committee determines that the distribution applied for is necessary in light of a financial need of the Participant which (A) is currently payable, (B) is extraordinary, (C) threatens the financial security of the Participant, and (D) is caused by the qualifying financial hardship cited in the application.

                           The amount approved hereunder may not
exceed (but may be less than) the amount the Committee determines is required to meet the immediate financial need created by the qualifying financial hardship cited in the application and which is not reasonably available from other resources of the Participant and shall not exceed any limit on hardship withdrawals established by the Committee in its discretion to protect the benefits of Participants. The Committee's determination of the existence of immediate and heavy financial need caused by a qualifying financial hardship and the amount required to meet the need created by such hardship shall be made in a uniform and nondiscriminatory manner with respect to all Participants applying for a distribution under this Section.

                           For purposes of this Section, the term
"qualifying financial hardship" means a financial hardship resulting from (i) the unexpected expenses incurred in connection with the illness or death of the Participant, the Participant's spouse, the children or grandchildren of either the Participant or the Participant's spouse, or the parents of either the Participant or the Participant's spouse, (ii) post-secondary school educational expenses for the coming semester incurred with respect to the Participant, the Participant's spouse or the Participant's dependents, for which purposes off-campus room and board expenses shall only be allowable up to the amount which would have been charged by the educational institution (or, if the educational institution does not provide room and board, which would have been charged by a comparable educational institution offering room and board) had the student lived on-campus, or (iii) the expenses incurred in connection with purchasing, adding an addition to, or making structural modifications to the Participant's primary residence.

                           2.       Hardship Withdrawals After Decem-
ber 31, 1988. Subject to Article XXI, and for Plan Years beginning after December 31, 1988, hardship withdrawals shall be limited to Rollover Accounts, Prior Plan Matching Accounts, Prior Plan Employee Accounts, the December 31, 1988 account balance of Qualified Nonelective Contribution Accounts and Qualified Matching Accounts and amounts, exclusive of earnings credited after December 31, 1988, in Employee Accounts. In addition, for Plan Years beginning after December 31, 1988, hardship withdrawals shall be subject to the following guidelines.

                           A Participant who is an Eligible Employee
and who is suffering a qualifying financial hardship may apply for a hardship distribution from his or her Accounts by filing a written application for the same with the Committee stating the amount of the distribution requested and the qualifying financial hardship. Such written application shall be accompanied by documentary evidence as required by the Committee.

                           Such application may be approved by the
Committee only if the Committee determines that the requested distribution is necessary in light of a financial need of the Participant which is immediate and heavy and is caused by the qualifying financial hardship cited in the application.

                           The amount of the hardship distribution
may be approved by the Committee only to the extent that it is necessary to satisfy the immediate and heavy financial need caused by the qualifying financial hardship. An amount will be considered necessary to satisfy the qualifying financial hardship if (i) it does not exceed the amount of the qualifying financial hardship and (ii) cannot be obtained from other distributions and nontaxable loans currently available under the Plan and any other plans maintained by either the Company or the Participant's Employer, including without limitation the loans available under Article XXI of the Plan. In addition, the amount shall not exceed any limit on hardship withdrawals established by the Committee in its discre-tion to protect the benefits of Participants.

                           The Committee's determination of the
existence of immediate and heavy financial need caused by a qualifying financial hardship and the amount required to meet the need created by such hardship shall be made in a uniform and nondiscriminatory manner with respect to all Participants applying for a distribution under this Section. The Committee shall have no duty or obligation to verify or investigate the Participant's representations regarding his immediate and heavy financial need, but may rely on these representations where it is reasonable to do so.

                           If the Participant's hardship withdrawal
request is approved, the Participant is precluded from making any Salary Deferral Contributions to the Plan for 12 months following receipt of the hardship distribution and the amount of Participant's Salary Deferral Contributions for the following taxable year may not exceed the difference between the maximum amount of Salary Deferral Contributions for such year as determined in accordance with Section 4.9 of the Plan and the amount of the Salary Deferral Contribution contributed by the Participant's Employer on behalf of the Participant for the year in which the hardship distribution was made.

                           For purposes of this Section, the term
"qualifying financial hardship" means a financial hardship resulting from (i) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (ii) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary school education for the Participant, the Participant's spouse or the Participant's children; (iii) incurred expenses for uninsured medical expenses for the Participant, the Participant's spouse or his dependents or expenses necessary for these persons to obtain medical care described in Code section 213(d); or (iv) payment of amounts necessary to prevent eviction from the Participant's principal residence or foreclosure of the mortgage on the
Participant's principal residence; and (v) any federal, state or local income taxes or penalties reasonably anticipated to result from the hardship distribution.

                           3.       Distributions by Reason of Hardship
Withdrawals. If the hardship application is approved by the Committee, the Committee will cause the Participant's Accounts to be valued in accordance with
Section 9.2 or in such other manner that the Committee establishes for valuing accounts to facilitate hardship distributions. Following completion of the aforesaid valuation, the Trustee shall, as soon as is practicable thereafter, make the distribution in cash or in Common Stock to the Participant by liquidating the Participant's Account balance in the Investment Fund(s) as determined by the aforesaid valuation in the order of priority established under guidelines of the Committee.

                  B.       POST AGE 59-1/2 WITHDRAWALS.

                           1.       A Participant who is an Eligible
Employee and who has attained age fifty-nine and one-half (59-1/2) may withdraw his or her entire aggregate vested interest in his or her Accounts.

                           2.       In order for a Participant to effect
a withdrawal under Section 8.2(a), he or she must file a written request with the Committee which will be deemed effective as soon as practicable following the date on which such written request is filed with the Committee.

                  C. ROLLOVER ACCOUNT WITHDRAWALS. A Partici-pant may elect to withdraw amounts in his or her Rollover
Account pursuant to rules and procedures established by the Committee.

                  D. DISTRIBUTION OF INTERESTS. A Participant may elect to receive his or her distribution of Common
Stock of the Company resulting from the withdrawals described in this Article in whole shares of such stock with a cash payment for fractional shares or, pursuant to administrative procedures established by the Committee, may elect to receive cash in lieu of such stock.

                                             ARTICLE IX.

                                   VALUATION OF FUNDS AND ACCOUNTS

                  A.       VALUATION OF FUNDS AND ACCOUNTS.  As of
                           -------------------------------
each Valuation Date, the Committee shall determine or caused to be determined and reported to the Company the fair market value of each Investment Fund. Similarly the fair market value of each Participant's Account balance in any such Investment Fund shall also be determined as of each Valuation Date. For purposes of this Section, a Participant's Account balance in any Investment Fund as of the current Valuation Date shall be (A) minus (B) plus
(C) plus (D), where (A) equals the Account balance in any such Investment Fund as of the immediately preceding
Valuation Date, where (B) equals the sum of any distribu-tions made to the Participant after the immediately preceding Valuation Date, where (C) equals the Account's proportionate share of the investment gain or loss or earnings experienced by each Investment Fund after the immediately preceding Valuation Date, and where (D) equals Contributions allocated to each Account after the immediately preceding Valuation Date. For purposes of this Section, an Account's proportionate share of the investment gain or loss experienced by an Investment Fund shall be the proportion which the Account balance as of the immediately preceding Valuation Date bears to the total of all Account balances as of such immediately preceding Valuation Date.

                  B. VALUATIONS FOR WITHDRAWALS OR DISTRIBU-TIONS. The amount subject to any withdrawal or distribu-tion from any Account of a Participant shall be based upon the vested portion of the amount as established for each such Account under Section 9.1 as of:

                           1.       for hardship withdrawals, the "hard-
ship withdrawal valuation date" for the Plan or for any particular account or accounts as determined from time to time by the Committee; and

                           2.       for all other withdrawals and distri-
butions, the Valuation Date next following the date of the Committee's receipt of the request for the withdrawal or distribution.

                           From time to time, the Committee, in its
discretion, may alter the foregoing valuation rules with respect to any Account or Accounts.

                  C. METHOD OF VALUATIONS OF INVESTMENT FUNDS. Each valuation made under this Article shall be made to reflect separately the value of the different Investment Funds provided for in Article V. For each Investment Fund, the Committee shall establish the method for valuing each Fund and shall cause such methods to be applied in a consistent manner.


                                             ARTICLE X.

                           TERMINATION OF PARTICIPATION AND DISTRIBUTIONS

                  A. DISCONTINUANCE OF PARTICIPATION BY PARTICIPANTS. A Participant may, as regards Contributions only, discontinue participation in the Plan by revoking in writing, on a form designated by the Committee, the Participant's Salary Deferral Agreement. A Participant's reduction under Section 4.5(a)(1) of his or her Salary Deferral Rate to zero (0) shall constitute a written revocation of a Salary Deferral Agreement. Upon the effective date of either the written revocation made under this Section, which may not be later than thirty (30) days after the date such form is signed and filed with the Committee by the Participant, or the reduction made under Section 4.5(a)(1), (i) no further Contributions shall be made by or on behalf of the Participant and
(ii) the Participant may not resume making or having Contributions made on his or her behalf until the earlier of either the January 1 or July 1 immediately following the effective date of such written revocation or reduction.
Notwithstanding the preceding, effective on or after May 1, 1991, the Participant may resume making or having contributions made on his or her behalf at any time following a suspension of such contributions. A Participant shall, notwithstanding the revocation of his or her Salary Deferral Agreement as to Contributions, continue to be a Participant in the Plan.

                  B.       TERMINATION OF EMPLOYMENT.  If a
Participant's employment with the Employer terminates for any reason, or if the Participant becomes totally and permanently disabled under the Employer's long term disability plan, then such Participant's Salary Deferral Agreement shall be deemed automatically revoked, without any action on the part of the Participant, effective as of the date that employment terminates, except in the case of a Participant whose employment terminates due to retirement, in which case the effective date shall be the date such Participant last receives pay for any unused vacation benefit. Any severance payments received by the Participant may not be deferred into the Plan under the Participant's Salary Deferral Agreement. Upon termination of a Participant's employment, the Participant is entitled to a distribution of his or her vested Account.

                  C. MEDIUM OF DISTRIBUTION. Except as provided in Section 10.4, any distribution from any Account required to be made under Section 10.2 shall:
(i) in the case of a distribution of Common Stock, unless the Participant elects as provided for in this Section, be made only in whole shares of Common Stock with a cash payment being made for any fractional shares and (ii) in the case of a distribution from any other Investment Fund, be made only in one lump-sum cash payment. A Participant entitled to receive a distribution under Section 10.2 may direct the Trustee in writing to sell the whole shares of Common Stock the Participant would be entitled to receive and in such case shall be treated as a Participant making the election provided in Section 7.4(b).

                  D.       OPTIONAL DISTRIBUTIONS FORMS.  Any
                           ----------------------------
lump-sum cash distribution required to be made under
Section 10.3 may, in the case of a Participant whose employment with the Employer terminates because of the Participant's Early Retirement Date or Normal Retirement Date, be made under, subject to Section 10.5, any one or a combination of the payment options listed below. The payment options available under the Plan are as follows:

                           (1)      A lump-sum payment; or

                           (2)      Periodic installment payments.

The amount payable to a Participant under option (2) shall be paid in substantially equal monthly, quarterly or annual installments for a period of time not to exceed ten (10) years. The Participant's Account from which such installments are payable shall continue to be in-vested as directed by the Participant, pursuant to the terms hereof effective for active Participants.

                  E. TIME OF DISTRIBUTION; SMALL DISTRIBUTIONS; NOTICE REQUIREMENTS.

                           1.       Distributions under Section 10.2
shall be made as soon as practicable after the Valuation Date immediately following the date of the event requiring the distribution. Any distribution under the Plan must be made or begin to be made not later than the sixtieth
(60th) day after the latest of the close of the Plan Year in which: (i) the Participant attains age sixty-five (65) or (ii) the Participant terminates employment with an Employer.

                           2.       Notwithstanding any other provision
of the Plan to the contrary, if, upon termination of employment, the present value of the vested Plan Account of a Participant does not exceed three thousand five hundred dollars ($3,500), such Participant's vested Plan Account will be distributed in a lump sum as soon as practicable after the Participant's termination of employment. For purposes of this determination, if at the time of any distribution the present value of the vested Plan Account of the Participant exceeds three thousand five hundred dollars ($3,500), then the present value of the vested Plan Account of the Participant at any subsequent time shall be deemed to exceed three thousand five hundred dollars ($3,500).

                           3.       No less than thirty (30) days and no
more than ninety (90) days before the date of any distribution to a Participant which is prior to the Participant's Normal Retirement Age, the Participant must receive (i) a general description of the material features, and an explanation of the relative values, of optional forms of benefit available under the Plan, and (ii) notice of the Participant's right to defer the distribution until the Participant's attainment of Normal Retirement Age. The preceding notice requirement is not applicable if the Participant's vested Account may be distributed in a lump sum without the Participant's consent because the present value of the Participant's vested Account is three thousand five hundred dollars ($3,500) or less.

                  F. DISTRIBUTION OF A PARTICIPANT'S INTEREST AT DEATH. If a Participant dies before the Participant's entire Plan Account has been distributed, the full value of the Plan Account (reduced, if applicable, by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall become payable to the Participant's Surviving Spouse, but if there is no such Surviving Spouse, or if such Surviving Spouse who would otherwise receive the distribution has joined in a qualified election, then payment shall be made to the Participant's Designated Beneficiary or Designated Beneficiaries. For purposes of this Section, a "qualified election" is the written waiver by the Participant's spouse of his or her right to receive benefits payable on the death of the Participant and the spouse's consent to the Designated Beneficiary or Designated Beneficiaries who will receive benefits payable on the death of the Participant. The waiver must acknowledge the affect of the waiver and consent and must be notarized. A Participant who has elected an alternate death benefit Designated Beneficiary or alternate death benefit Designated Beneficiaries with the consent of his or her spouse may not change that Designated Beneficiary or those Designated Beneficiaries without the consent of his or her spouse, given in the manner specified above, unless the previous spousal consent permitted the Participant to make future designations of Beneficiaries without any requirement of further spousal consent. A spouse may not revoke his or her written consent.

                  G.       DISTRIBUTION REQUIREMENTS.

                           1.       General Rule.  This Section is in-
cluded in the Plan to comply with Code section 401(a)(9) and the Regulations thereunder. To the extent that there is any conflict between the provisions of Code section 401(a)(9) and the Regulations thereunder and any other provision in the Plan, the provisions of Code section 401(a)(9) and the Regulations thereunder will control.

                           2.       Limits on Settlement Options. Distri-
butions, if not made in a lump-sum, may only be made over one of the following periods (or a combination thereof):

                           (1)      the life of the Participant,

                           (2)      the life of the Participant and
         a designated beneficiary,

                           (3)      a period certain not extending
         beyond the life expectancy of the Participant, or

                           (4) a period certain not extending beyond the joint and last survivor life expectancy of the Participant and a designated beneficiary.

                           3.       Minimum Amounts to be Distributed.
If the Participant's retirement allowance is to be distributed in other than a lump-sum, the amount to be distributed each year must not be less than the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or by the joint and last survivor life expectancy of the Participant and the designated beneficiary. Life expectancy and joint and last survivor life expectancy shall be computed by the use of the return multiples contained in Tables V and VI of section 1.72-9 of the Income Tax Regulations as amended from time to time. For purposes of this computation, the life expectancy of a Participant and his spouse may be recalculated no more frequently than annually. The life expectancy of a nonspouse beneficiary may not be recalculated. If the Participant's spouse is not the beneficiary, the method of distribution must satisfy the incidental death benefit requirements specified in section 401(a)(9)(G) of the Code and Treasury Regulation section 1.401(a)(9)-2.

                           4.       Commencement of Benefits.  A
Participant's distribution must begin by the first day of April following the calendar year in which the Participant attains age seventy and one-half (70-1/2). Notwithstanding the preceding, if the Participant attained age seventy and one-half (70-1/2) before January 1, 1988, and such Participant was not a five percent (5%) owner (as defined in section 416(i) of the Code) at any time during the Plan Year in which such Participant attained age sixty-six and one-half (66-1/2), or during any subsequent Plan Year, the required distribution commencement date is the first day of April following the later of the calendar year in which the Participant terminates employment or the calendar year in which the Participant attains age seventy and one-half (70-1/2). Notwithstanding the preceding, if the Participant attained age seventy and one-half (70-1/2) in 1988, and such Participant was not a five percent (5%) owner (as defined in section 416(i) of the Code) at any time during the Plan Year in which such Participant attained age sixty-six and one-half (66-1/2), or during any subsequent Plan Year, and such Participant had not retired by January 1, 1989, the required distribution commencement date is April 1, 1990.

                           5.       Death Distribution Provisions.

                           (1) Death After Distribution. If the Participant dies after distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed pursuant to the method of distribution being used prior to the Participant's death.

                           (2)      Death Before Distribution.  If
         the Participant dies before distribution of his or her interest commences, any benefits payable because of the Participant's death will be distributed no later than the December 31 coin-cident with or next following the date which is five (5) years after the Participant's death, except to the extent that the recipient of such benefits elects to receive distributions in accordance with (A) and (B) below:

                           (a) any portion of the  Participant's  interest which
                  is payable to a designated beneficiary may be distributed in substantially equal installments over the life of the designated beneficiary, or over a period not extending beyond the life expectancy of the designated beneficiary, commencing no later than the December 31 coincident with or next following the date which is one (1) year after the Participant's death;

                           (b)      if the designated beneficiary is
                  the Participant's surviving spouse, the
                  date distributions are required to begin in accordance with (A) above shall not be earlier than the December 31 coincident with or next following the date on which the Participant would have attained age seventy and one-half (70-1/2), and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

                           (3) For purposes of subsection (2) above, payments will be calculated by use of the return multiples specified in Tables V and VI of section 1.72-9 of the Income Tax Regulations, as amended from time to time. The life expectancy of a surviving spouse may be recalculated annually. However, in the case of any other designated beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

                           (4) Payments to a Child of the Participant. For purposes of this subsection (e), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse of the Participant if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

                           6.       Distribution Elections Under Section
242(b)(2) of TEFRA.

                           (1) Distribution Requirements. Notwithstanding the other requirements of this Section and subject to the requirements of
         Section 10.5, distributions on behalf of any Participant may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                           (a) The  distribution  is one  which  would  not have
                  disqualified the Plan under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                           (b)      The distribution is in accor-
                  dance with a method of distribution desig-nated by the Participant or, if the Par-ticipant is deceased, by a beneficiary of such Participant.

                           (c)      Such designation was in writing,
                  was signed by the Participant or the bene-ficiary, as applicable, and was made be-fore January 1, 1984.

                           (d)      The Participant had accrued a
                  benefit under the Plan as of December 31, 1983.

                           (e) The  method  of  distribution  designated  by the
                  Participant or the beneficiary specifies the time at which the distributions will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the beneficiaries of the Participant listed in order of priority. The method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                           (2) Distribution Upon Death. Distributions upon death of the Participant will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

                           (3) Distribution Commenced Before January 1, 1984 But Continuing After December 31, 1983. For any distribution which commences before January 1, 1984 and which continues after December 31, 1983, the Participant or the beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (1)(A) and (1)(E).

                           (4) Method of Payment Revoked or Changed. If a designation of a method of payment is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9) as amended. Any change in a designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (i.e., one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not directly or indirectly affect the period over which distributions are to be made under the designation (for example, by changing the relevant measuring life).

                  H.       DIRECT ROLLOVER ELECTIONS.

                           1.       In General.  This Section is intended
to comply with Code section 401(a)(31) and will be so administered and construed. Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid in a Direct Rollover to an Eligible Retirement Plan specified by the Distributee. A Distributee's election to make or not to make a Direct Rollover with respect to one payment in a series of periodic payments will be deemed to apply to all subsequent payments, unless the Distributee changes such election in writing.

                           2.       Definitions.  The following defini-
tions apply to this Section:

                           (1)      "Direct Rollover" means a pay-
         ment by the Plan to the Eligible Retirement
         Plan specified by the Distributee.

                           (2) "Distributee" means a Participant, the Participant's surviving spouse or the Participant's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code section 414(p).

                           (3) "Eligible Retirement Plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code or a qualified trust described in section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution, provided, however, that in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is limited to an individual retirement account or individual retirement annuity.

                           (4) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, excluding distributions that are one of a series of substantially equal periodic payments (and not less frequently than annually) made for the life (or joint life expectancy) of the
         Distributee or the joint lives (or joint life expectancies of the Distributee and the Distributee's designated beneficiary or for a specified period of ten years or more; any distributions to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).


                                             ARTICLE XI.

                                           VOTING OF STOCK

                  A. VOTING OF STOCK BY TRUSTEE. The Trustee shall vote, itself or by proxy, all shares of Common
Stock of the Company held in trust under the Plan as follows:

                           1.       The Committee shall forward to each
Participant all quarterly, annual and other reports generally distributed to stockholders of the Company. In addition, the Committee shall adopt reasonable measures to notify Participants on the date and purpose of each meeting of stockholders of the Company where holders of shares of Common Stock of the Company shall be entitled to vote, to furnish each Participant a copy of the proxy statement with respect to such meeting and to request instructions from each Participant regarding the voting at such meeting of the whole shares held by the Trustee attributable to the vested and nonvested interest of such Participant in the Common Stock of the Company constituting the Trust Property. The Committee may direct that each Participant's voting instructions be tabulated by an independent fiduciary on a confidential basis, which independent fiduciary will direct the Trustee as to the number of shares held by Participants instructing a vote for the particular matter to be acted upon and the Trustee shall vote in accordance with such instructions. In addition, the Committee may designated an independent fiduciary to carry out, on a confidential basis, all other activities relating to the purchase, sale and exercise of voting and similar rights with respect to the Common Stock of the Company.

                           2.       The Trustee shall vote any other
shares held in trust under the Plan at the direction of the Committee.

                  B. OFFERS FOR COMMON STOCK. As soon as practicable after the commencement of a tender offer or exchange offer ("Offer") for shares of Common Stock, the Committee shall use its reasonable best efforts to cause each Participant to be advised in writing of the terms of the Offer, together with forms by which the Participant may instruct the Trustee, or revoke such instruction, whether or not to tender whole shares held by the Trustee attributable to the vested or unvested interest of such Participant in the Trust Property to the extent permitted under the terms of any such Offer and of the Participant's right to withdraw Trust Property pursuant to Article VII. The Trustee shall follow the directions of each Participant, but the Trustee shall not tender shares for which no instructions are received unless the Trustee determines that it must do so to meet its fiduciary obligations under the Act. In advising Participants of the terms of the Offer, the Committee may include statements from the management of the Company setting forth its position with respect to the Offer. The giving of instructions to the Trustee whether or not to tender shares and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. The number of shares for which each Participant may provide instructions shall be the total number of whole shares held by the Trustee attributable to the vested and unvested interest of such Participant in the Common Stock held in trust under the Plan as of the close of business on the day preceding the date on which the Offer commences or such earlier date which shall be designated by the Committee which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender of shares hereunder shall be held, and any cash so received shall be invested in short-term investments, for the account of each Participant with respect to whom shares were tendered pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.


                                            ARTICLE XII.

                                            THE COMMITTEE

                  A. APPOINTMENT OF COMMITTEE. The administration of the Plan, as provided herein, including the supervision of the payment of all benefits to Participants and Designated Beneficiaries, shall be vested in and be the responsibility of the Employee Benefits Committee of the Company which shall be called the "Committee" herein. The Committee shall be the "plan administrator" and a "named fiduciary" of the Plan for purposes of the Act. The Committee shall consist of such number of persons, not less than three (3), as shall from time to time be determined by the Compensation Committee of the Board of Directors. The members of the Committee and their successors shall be appointed from time to time by the Compensation Committee of the Board of Directors.

                  B. OFFICERS AND SUBCOMMITTEES. The Committee shall elect a Chairman and shall appoint such subcommit-tees as it shall deem necessary and appropriate.

                  C. COMMITTEE PROCEDURES. A majority of the members of the Committee then serving shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting of the Committee. Subject to the foregoing, the Chairman of the Committee may act on the Committee's behalf and may contract for actuarial, legal, investment, advisory, medical, accounting, clerical, and other services determined by it to be necessary or appropriate for the administration of the Plan and the Funds.

                  D.       COMMITTEE POWERS.  The Committee shall
have all powers necessary or appropriate to carry out its duties hereunder, including, but not limited to, the power to:

                           1.       Determine all questions affecting the
eligibility of any Employee to participate herein;

                           2.       Compute the amount of benefits pay-
able hereunder to any Participant or Designated Benefi-ciary;

                           3.       Make rules and regulations for the
implementation, administration and interpretation of the Plan, which are not inconsistent with the terms and provisions of the Plan. Such rules and regulations as are adopted by the Committee shall be binding upon any persons having an interest in or under the Plan.

                           In carrying out its duties herein, the
Committee shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties.

                  E. INFORMATION FOR COMMITTEE. The members of the Committee may inspect the records of any Employer to the extent that it may reasonably be necessary or appro-priate for them to determine any fact in connection with acts to be performed by them under this Plan, but the members of the Committee shall not be required to make such inspection but may rely upon any written statement or other communication believed by them to be genuine and to be signed by an authorized officer of an Employer. In this connection, each Employer agrees to furnish the Committee with such information and data relative to the

Plan as is necessary for the proper administration thereof.

                  F.       PLAN RECORDS.  The Committee, or the
Secretary of the Committee shall keep or cause to be kept records reflecting administration of the Plan, which records shall be subject to audit by any Employer. A
Participant may examine only those records pertaining directly to him.

                  G. INSTRUCTIONS TO TRUSTEES. The Committee shall provide appropriate written instructions to the Trustee signed by an authorized member, members or agent of the Committee to enable it to make the distributions provided for in the Plan. The Trustee shall be entitled to rely upon any written notice, instruction, direction, certificate or other communication reasonably believed by it to be genuine and to be signed by an authorized member or agent of the Committee or an officer of the Company, and the Trustee shall be under no duty to make investigation or inquiry as to the truth or accuracy of any statement contained therein, unless it knows or has reason to know that the direction or instruction constitutes a breach of the Committee's or an Employer's fiduciary responsibility with respect to the Plan.

                  H. ALLOCATION OF DUTIES, ETC. AMONG COMMITTEE MEMBERS. The duties, powers and responsibilities re-served to the Committee may be allocated among its re-spective members so long as such allocation is pursuant to action of a majority of its respective members or by written agreement executed by a majority of its respec-tive members, in which case, except as may be required by the Act, no member of the Committee shall have any re-sponsibility or liability with respect to any duties, powers or responsibilities not allocated to him or her or for the acts or omissions of any other member.

                  I.       DELEGATION BY COMMITTEE.  The Committee
shall have full power and authority to delegate powers and duties to any persons or firms (including, but not limited to, corporate resource departments, accountants, trustee(s), counsel, investment manager(s), actuaries, physicians, appraisers, consultants, professional plan administrators, insurers and other specialists), or otherwise act to secure specialized advice or assistance, as it deems necessary or appropriate in connection with the management of the Plan; to the extent not prohibited by the Act, the Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such persons or firms provided such persons or firms were prudently chosen by the Committee, taking into account the interests of the Participants and Designated Beneficiaries and with due regard to the ability of the persons or firms to perform their assigned functions.

                  J. INVESTMENT MANAGERS. The Committee's power to retain the services of any investment manager(s) for the management of (including the power to acquire and dispose of) all or any part of the Trust Property's assets, shall be limited to the retention of such persons or firms that are registered as investment advisers under the Investment Advisers Act of 1940, as Banks (as defined in that statute), or which are insurance companies qualified to manage, acquire or dispose of the Trust Property's assets under the laws of more than one state, and provided that each of such persons or firms has acknowledged to the Committee and the Trustee in writing that he or she is a fiduciary with respect to the Plan. In such event, the Trustee shall not be liable for the acts or omissions of such investment manager or managers, nor shall it be under any obligation to invest or otherwise manage any assets which are subject to the management of such investment manager or managers.

                  K. COSTS AND EXPENSES. Unless otherwise determined by the Compensation Committee of the Board of Directors, the Committee shall serve without compensation for its services as such. However, the expenses of administering the Plan, including the printing of literature and forms related thereto, the disbursement of benefits thereunder, the compensation of professional plan administrators, agents, appraisers, actuaries, consultants, counsel, investment advisors, insurers or other specialists shall be paid by the Company. At the direction of the Company, such expenses may be paid from the Trust Property, unless otherwise directed by the Company.

                  L. STANDARD OF CARE.  The members of the
Committee shall use ordinary care and reasonable dili-gence in the performance of their administrative duties.

                  M. INDEMNIFICATION AND INSURANCE. To the extent permitted by law, neither the Committee, nor any other person performing duties hereunder, shall incur any liability for any act done, determination made or any failure to act, if in good faith, and the Company shall indemnify the Administrator, its members and such other persons against any and all liability which is incurred as a result of the good faith performance or non-performance of their duties hereunder. Nothing in this Plan shall preclude the Company from purchasing liability insurance to protect such persons with respect to their duties under this Plan.

                  N. DISPUTES. In the event that any dispute shall arise as to any act to be performed by the Commit-tee, the Committee may postpone the performing of such act until actual adjudication of such dispute shall have been made in a court of competent jurisdiction or until they shall be indemnified or insured against loss, to their satisfaction, by the Company.

                  O. COMMITTEE MEMBERS AS PARTICIPANTS. No member of the Committee shall be precluded from becoming a Participant in the Plan if he or she would be otherwise eligible, but he or she shall not be entitled to vote or act upon, or sign any documents relating specifically to, his or her own participation under the Plan except when it relates to benefits generally. If this disqualification results in the lack of a Committee quorum, then the Compensation Committee of the Board of Directors shall appoint a sufficient number of temporary members of the Committee who shall serve for the sole purpose of determining such a question.


                                            ARTICLE XIII.

                                          CLAIMS PROCEDURE

                  A.       CLAIMS PROCEDURE.

                           1.       Initial Claim.  If an Eligible Em-
ployee or an Eligible Employee's surviving spouse or other beneficiary (hereinafter referred to as a "Claimant") is denied any benefit under this Plan, the Claimant may file a claim with the Committee. The Committee shall review the claim itself or appoint an individual or an entity to review the claim. The Claimant shall be notified within sixty (60) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice prior to the end of the sixty (60) day period stating that circumstances require an extension of the time for decision. The notice of the decision shall be in writing, sent by mail to the Claimant's last known address, and, if the notice is a denial of the claim, the notice must contain the following information:

                           (1)      the specific reasons for the
         denial;

                           (2)      a specific reference to perti-
         nent provisions of the Plan on which the denial is based; and

                           (3) if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the Plan's claims review procedure.

                           2.       Review Procedure.  A Claimant is
entitled to request a review by the Committee of any denial of the Claimant's claim. The request for review must be submitted to the Committee in writing within sixty (60) days of mailing of notice of the denial. Absent a request for review within the sixty (60) day period, the claim will be deemed to be conclusively denied. The review of a denial of a claim shall be conducted by the Committee or an individual or entity appointed by the Committee. The reviewer shall afford the Claimant an opportunity to review all pertinent documents and submit issues and comments in writing and shall render a review decision in writing, all within sixty (60) days after receipt of a request for a review, provided that, where not prohibited by law, the reviewer may extend the time for decision by not more than sixty (60) days upon written notice to the Claimant. The Claimant shall receive written notice of the reviewer's decision, together with specific reasons for the decision and reference to the pertinent provisions of the Plan.

                  B. COMPLIANCE WITH REGULATIONS. The review of all claims hereunder shall be made in accordance with applicable regulations under the Act.


                                            ARTICLE XIV.

                                               TRUSTS

                  A. ESTABLISHMENT OF TRUSTS; APPOINTMENT AND REMOVAL OF TRUSTEE. The Company will establish one or more trusts, at its discretion, with one or more trustees selected by the Company. The Company, at its discretion, may modify or terminate any trust established under the Plan or may remove any Trustee or appoint a successor Trustee with respect to any such trust.

                  B.       STANDARD OF CARE.  The Company shall
select each Trustee with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use.


                                             ARTICLE XV.

                                       DISCONTINUANCE OF PLAN

                  A. TERMINATION AND AMENDMENT. The Company hopes and expects to continue this Plan indefinitely, but reserves the right at any time to alter, amend, suspend, discontinue or terminate the Plan; provided, however, that no such alteration, amendment, suspension, discontinuance or termination shall have the effect of permitting any of the Trust Property under the Plan to be used for or diverted to purposes other than those of the Plan. If the Plan is discontinued or terminated, or if Matching Contributions are discontinued, all Trust Property under the Plan will become immediately vested in the affected Participants and none will inure to the Employer. If this Plan is partially terminated as determined under applicable rules and regulations of the Internal Revenue Service, the interest of each Participant with respect to whom the Plan is terminated shall become fully vested as of the date of partial termination.

                  B. TIME FOR DISTRIBUTIONS UPON PLAN TERMINATION. Effective as of January 1, 1985, Accounts will be distributed to Participants or their Designated Beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Company nor an Affiliated Employer establishes or maintains a successor plan, as defined in applicable Treasury regulations.

                  C. DISTRIBUTIONS UPON SALE OF ASSETS - TIME FOR DISTRIBUTIONS. Effective as of January 1, 1985, all Salary Deferral Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and income attributable thereto, at the discretion of the Company, may be distributed to Participants as soon as administratively feasible after the sale to an entity that is not an Affiliated Employer of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed.

                  D. DISTRIBUTIONS UPON SALE OF SUBSIDIARY TIME FOR DISTRIBUTIONS. Effective as of January 1, 1985, all Salary Deferral
Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and income attributable thereto, at the discretion of the Company, may be distributed as soon as administratively feasible after the sale to an entity that is not an Affiliated Employer of an incorporated Affiliated Employer's interest in a subsidiary to Participants employed by such subsidiary.


                                            ARTICLE XVI.

                                PROHIBITION OF ASSIGNMENT OF INTEREST

                  A. ANTI-ASSIGNMENT  PROVISION.  Except as provided in Sections
16.2 and 21.4, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person. If any person entitled to benefits under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, or if any attempt is made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan, then such benefit shall cease and terminate in the discretion of the Committee, and the Committee may hold or apply the same or any part thereof to the benefit of any dependent or beneficiary or such person, in such manner and proportion as the Committee may deem proper. The Company shall not in any manner be liable for or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

                  B. QUALIFIED DOMESTIC RELATIONS ORDERS. The Trustee and the Committee shall recognize the creation, assignment or recognition of a right to any payment or distribution payable under the Plan with respect to a Participant if such creation, assignment or recognition is pursuant to a Qualified Domestic Relations Order.


                                            ARTICLE XVII.

                                            GOVERNING LAW

                  A.       GOVERNING LAW.  The Plan shall be con-
strued, and the rights and obligations of the parties thereunder determined, in accordance with the laws of the State of Maryland, except where those laws are preempted by the laws of the United States.


                                           ARTICLE XVIII.

                                        TOP HEAVY PROVISIONS

                  A. TOP HEAVY REQUIREMENTS. Notwithstanding anything contained herein to the contrary, if the Plan is a Top Heavy Plan for any Plan Year beginning after Decem-ber 31, 1983, then the Plan shall meet the following requirements for such Plan Year:

                           1.       Minimum Contribution Requirement.  It
is intended that the Company will meet the minimum benefit and contribution requirements of Code section 416(c) by providing a minimum benefit which complies with that section under the Company's defined benefit plan for such

Plan Year for each Participant who is a Non-Key Employee. If, however, such minimum benefit is not so provided under said plan, then this Plan will provide a minimum contribution allocation (which may include forfeitures otherwise allocable) for such Plan Year for each Participant who is a Non-Key Employee and who has not separated from service (regardless of whether the Participant fails to complete 1,000 Hours of Service during the Plan Year and regardless of whether the Participant declines to make a Salary Deferral Contribution to the Plan in that Plan Year) in an amount equal to at least three percent (3%) of such Participant's compensation (as that term is defined in section 415 of the Code) for such Plan Year. Such three percent (3%) minimum contribution allocation requirement shall be increased to four percent (4%) for any year in which the Company also maintains a defined benefit pension plan if such increase is necessary to avoid the substitution of "1.0" for "1.25" in the denominator of the fractions calculated in Section 20.1(c)(1) and (2) of the Plan pursuant to Code section 416(h)(1), relating to special adjustments to Code section 415 limits for Top Heavy Plans, and if the adjusted limitations of Code section 416(h)(1) would otherwise be exceeded if such minimum contribution allocation were not so increased.

                           The minimum contribution allocation re-
quirements set forth hereinabove shall be reduced in the following circumstances:

                           (1) The percentage minimum contribution allocation required hereunder shall in no event exceed the percentage contribution allocation made for the Key Employee for whom such percentage is the highest for the Plan Year, after taking into account contribution allocations and benefits under other qualified plans in this Plan's aggregation group as provided in Code section 416(c)(2)(B)(iii); and

                           (2) No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Company maintains another qualified plan under which a minimum benefit or contribution is being funded or made for such year for the Participant in accordance with Code section 416(c).

                           2.       Maximum Eligible Earnings Limitation.
Effective for Plan Years beginning before January 1, 1989, the annual compensation of each Participant recognized under the Plan for such Plan Year shall not exceed the first Two Hundred Thousand Dollars ($200,000) of such Participant's compensation (as that term is defined in section 415 of the Code); provided, however, that such dollar limitation shall be adjusted to take into account any adjustments made by the Secretary of the Treasury pursuant to Code section 416(d)(2).

                           3.       Additional Super Top Heavy Require-
ment. If the Plan is a Super Top Heavy Plan for any Plan Year, the limitations on annual additions contained in Article XIX shall be adjusted pursuant to section 416(h) of the Code and section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982.

                  B. TOP HEAVY PLAN DEFINITIONS. For purposes of this Article, the following terms shall have the meanings provided below:

                           1.       A plan is a "Top Heavy Plan" if, as
of the Determination Date, the aggregate of the accounts of Key Employees under a defined contribution plan exceeds sixty percent (60%) of the aggregate of the accounts of all employees under such plan or, in the case of a defined benefit plan, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all employees, all as adjusted by and determined in accordance with the provisions of Code section 416(g). The determination of whether a plan is Top Heavy shall be made after aggregating each plan of the plan sponsor which enables any plan in which at least one Key Employee participates to meet the requirements of section 401(a)(4) or section 410 of the Code, and after aggregating any other plan not required to be aggregated by the foregoing if such aggregated group of plans, taking such plan into account, continues to meet the requirements of section 401(a)(4) and section 410 of the Code. A plan is a "Super Top Heavy Plan" if, as of the Determination Date, the plan would meet the test specified above for being a Top Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in this subsection (a).

                           Solely for the purpose of determining if
the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is Top Heavy (within the meaning of section 416(g) of the Code) the accrued benefit of an Employee other than a Key Employee (within the meaning of section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of section 411(b)(1)(c) of the Code.

                           If an employee has not performed services
for the Employer at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such employee (and the account(s) of any such employee) shall not be taken into account.

                           2.       The "Determination Date" for purposes
of determining whether a plan is Top Heavy for a particular plan year is the last day of the preceding plan year (or, in the case of the first plan year of a plan, the last day of the first plan year).

                           3.       A "Key Employee" is an employee (as
defined in section 416 of the Code and the regulations thereunder), including a beneficiary of such employee, who at any time during the plan year or any of the four (4) preceding plan years is:

                           (1) An officer of the plan sponsor (or of any corporation required to be aggregated with the plan sponsor under section 414(b), (c), (m) or (o) of the Code) having an annual compensation greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the plan year (but in no event shall the number of officers taken into account as Key Employees exceed the lesser of (i) fifty (50) or, (ii) the greater of three (3) or ten percent (10%) of all employees.

                           (2) One (1) of the ten (10) employees who (i) owns (or is considered to own within the meaning of Code section 318) both more than a one-half percent (1/2%) ownership interest and the largest percentage ownership interests in the Employer, and (ii) has annual compensation (as defined below) of more than the amount in effect under Code section 415(c)(1)(A). For purposes of this Article, if two Employees have the same interest in the Employer, the Employee having greater annual compensation (as defined below) from the Employer shall be treated as having the larger interest;

                           (3) A person owning (or considered as owning within the meaning of Code section 318) more than five percent (5%) of the outstanding stock of the plan sponsor or stock possessing more than five percent (5%) of the total combined voting power of all stock of the plan sponsor; or

                           (4) A person who has an annual compensation from the plan sponsor (or any corporation required to be aggregated with the plan sponsor under section 414(b), (c), (m) and (o) of the Code) of more than One Hundred Fifty Thousand Dollars ($150,000) and who would be described in subparagraph (3) hereof if one percent (1%) were substituted for five percent (5%).

                           For purposes of applying Code section 318
to the provisions of this subsection (c), subparagraph (C) of Code section 318(a)(2) shall be applied by substituting five percent (5%) for fifty percent (50%). In addition, the rules of subsections (b), (c) and (m) of Code section 414 shall not apply for purposes of determining ownership of the plan sponsor under this subsection (c).

                           For purposes of determining whether an
Employee is a Key Employee, annual compensation means compensation as defined in section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code.

                           4.       A "Non-Key Employee" is any partici-
pant in a plan (including a beneficiary of such partici-pant) who is not a Key Employee.


                                            ARTICLE XIX.

                                     LIMITATION ON CONTRIBUTIONS

                  A.       MAXIMUM ANNUAL ADDITIONS AND BENEFITS.  In
                           -------------------------------------
no event shall any contributions or forfeitures be allo-cated to any Account maintained under this Plan if such allocations would cause the Plan or any other plan main-tained by the Employer to violate the limitations of section 415 of the Code and the regulations thereunder.
For purposes of the limitations contained in section 415 of the Code, the Plan's "limitation year" for purposes of that section shall be the Plan Year.

                  If the fraction of section 415 of the Code would exceed 1.0, even after the reduction in the Participant's benefits under any defined benefit plan(s) maintained by the Employer, which shall be done first, then the annual additions for the Participant under this Plan shall be reduced to the extent necessary to reduce such fraction to 1.0. Any such reduction shall be made in accordance with regulations issued by the Internal Revenue Service under the Code.

                  B. DISPOSITION OF EXCESS ANNUAL ADDITIONS. If the limitations on annual additions contained above are exceeded for any Participant for any Plan Year, the excess annual additions will be disposed of as follows:

                           1.       Contributions to the Participant's
Employee Account shall be reduced and paid to the Partic-ipant as additional compensation;

                           2.       If, after the application of item
(a), excess annual additions still exist, Company contributions (including any allocation of forfeitures) to the Participant's Company Account made on behalf of such Participant for such Plan Year shall be reduced and shall be used to reduce Company contributions due hereunder for the following Plan Year(s).


                                             ARTICLE XX.

                              PLAN MERGERS, CONSOLIDATION AND TRANSFERS

                  A. MERGERS, CONSOLIDATIONS AND TRANSFERS. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets or liabilities of the Plan to, another Plan, such merger, consolidation or transfer shall be permissible only if:

                           1.       each Participant would receive a
benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (determined, in each case, as if this Plan and such transferee plan had then terminated);

                           2.       resolutions of the board of directors
of each plan sponsor, or of any new or successor Plan sponsor, of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

                           3.       such other plan and trust is quali-
fied under sections 401(a) and 501(a) of the Code.


                                            ARTICLE XXI.

                                        LOANS TO PARTICIPANTS

                  A. LOAN ADMINISTRATION. The Committee ap-pointed pursuant to Section 12.1 (the "Loan Administra-tor") is authorized to establish and administer a loan program as provided herein.

                  Parties in interest (as defined in section 3(14) of the Act and the regulations issued thereunder), who are Participants, or who are beneficiaries who have become entitled to receive a benefit under the Plan, may make written application to the Loan Administrator for a loan. The Loan Administrator shall review the loan application and approve or deny the application in writing, in accordance with the uniform and nondiscriminatory loan policy set forth in this Article. Any such loan shall be made from the assets of, and shall be charged against, the borrower's Plan Accounts and Investment Funds as directed by the borrower, to the extent possible.

                  B. FREQUENCY, NUMBER. The Committee shall establish guidelines for limiting the frequency and number of loans from the Plan to a borrower.

                  C. AMOUNT, AVAILABILITY. The Committee may establish a minimum amount which a borrower may borrow at any one time from the Plan, exclusive of interest. The maximum amount which a borrower may borrow from the Plan, when added to the outstanding balance of all other loans from the Plan and from any other qualified plans maintained by the Employer and any entity required to be aggregated with the Employer pursuant to Code section 72(p), exclusive of interest, shall not exceed the lesser of: (i) fifty thousand dollars ($50,000), reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the borrower during the one (1) year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan to the borrower on the date on which such loan was made; or (ii) fifty percent (50%) of the borrower's vested Plan Account, determined as of the origination date of the loan in the same manner as provided in Section 21.7. A borrower's vested interest in the Plan shall be determined in accordance with Code section 72(p)(2)(A). In addition, the Loan Administrator shall approve a loan made pursuant to this Article only if the Loan Administrator determines, in his or her sole and absolute discretion, that the amount of such loan is reasonable based on factors that are legally considered by commercial entities in the business of making similar loans. In no event shall a loan be made which would be taxed under Code section 72(p) as a distribution from the Plan. Prior default on a Plan loan by a borrower precludes future loans to that borrower.

                  D. NON-DISCRIMINATION. Loans shall be available to all parties in interest (as defined above) who are Participants, or who are beneficiaries who have become entitled to receive a benefit under the Plan, on a reasonably equivalent basis, without regard to an individual's race, color, religion, age, sex or national origin. In approving such loans, the Loan Administrator shall not discriminate in favor of highly compensated employees (within the meaning of Code section 414(q)) as to the general availability of loans, as to the terms of repayment, or as to the amount of such loans in proportion to the vested portion of the borrower's Plan Account. Notwithstanding anything in this Plan to the contrary, all loans shall comply with the requirements of section 408(b)(1) of the Act and the regulations issued thereunder.

                  E.       LOAN APPROVAL.  The Loan Administrator
shall not take the purpose of the loan into account in approving or disapproving a loan application.

                  The Loan Administrator shall approve or deny the loan application based on the same factors which commercial lenders in the business of making similar types of loans legally recognize for purposes of loan availability. The Loan Administrator may examine such factors as creditworthiness, financial need, adequacy of security and risk of loss to the Plan in the event of default. Based on these factors, Participants and beneficiaries other than active employees may be offered loans on different terms and conditions due to valid economic differences.

                  F. INTEREST RATE. Each loan shall bear a reasonable rate of interest, to be established by the Loan Administrator. A reasonable rate of interest means an interest rate which is at least the rate of interest currently being charged by commercial lenders in the area for the use of money which they lend under similar circumstances (including creditworthiness of the borrower and the security given for the loan). If the Plan is administered on a nationwide basis a national rate of interest may be used. A nationwide plan may also grant loans on a regional basis at rates which reflect appropriate regional factors. The Loan Administrator shall not discriminate among borrowers in the matter of interest, but loans may bear different interest rates if, in the Loan Administrator's opinion, the difference is justified by different terms for repayment, the security of the collateral, or changes in economic conditions. No loans will be granted during any period in which the reasonable commercial interest rate for money loaned under similar circumstances exceeds the maximum legal rate that may be charged to individuals for loans of this nature under applicable usury laws.

                  The Loan Administrator may from time to time set appropriate processing and loan administration fees.

                  G. COLLATERAL. Each loan, to the extent of the amount of the indebtedness, including interest, shall be secured by the assignment of no more than fifty percent (50%) of the borrower's vested Plan Account, determined as of the origination date of the loan, supported by the borrower's collateral promissory note for the payment of the indebtedness, including interest, payable to the order of the Trustee. Subject to applicable provisions of law, each loan shall be further supported by the Participant's execution of an agreement, in a form specified by the Loan Administrator, to repay the loan by payroll deduction over a term and in a manner specified by the Loan Administrator. In addition to the assignment of any part of the borrower's Plan Account, the Loan Administrator may require such additional collateral as he or she may deem necessary to adequately secure such loan. The Loan Administrator shall choose collateral that the Plan can sell or foreclose on in the event of default, that will not leave the Plan with a loss of principal or interest, and that would be sufficient in the same context in a commercial setting. The assignment of any part of the borrower's Plan Account provided for above shall be void for any period of time during which the loan fails to comply with Code section 4975(d)(1) and section 408(b)(1) of the Act.

                  H. REPAYMENT. Except as provided in regulations or other formal guidance issued by the Secretary of the Treasury or by the Department of Labor, and subject to any limitations which may apply in the case of a borrower who is not an active Employee, loans shall be repaid by payroll deductions. Any loan to a borrower shall be repaid in such manner and over such period as will constitute level amortization of such loan over the term of the loan (with payments not less frequently than quarterly), and the term of the loan shall not exceed such period (not to exceed five (5) years, or such longer period (of up to ten (10) years) as may be allowed without causing the loan to be taxed under Code section 72(p) as a distribution from the Plan (e.g., a loan used to purchase the principal residence of the Participant)) as the Loan Administrator shall determine. All payments by a borrower on any such loan, including interest, shall be credited to such borrower's Plan Account.

                  The events of default shall be listed specifically in the borrower's Loan Agreement. The Loan Agreement provisions are deemed part of the Plan with respect to that borrower for purposes of complying with Department of Labor Regulation section 2550.408b-1(d)(2). Generally, a borrower is in default if one or more of the following events occurs: (a) any false or misleading representation, warranty, or statement is made by the borrower in connection with the borrower's Loan Agreement; (b) failure by the borrower to pay any loan obligation when due; (c) failure by the borrower to observe or perform any warranty, covenant, condition, or agreement under the Loan Agreement; (d) the borrower's death or retirement; (e) the borrower's request for a distribution of that portion of the borrower's Plan Account which is used as collateral for any loan hereunder; (f) the borrower's termination of employment; (g) the reduction in value of the collateral for the loan to the extent that it no longer would cover the outstanding balance of the loan; or (h) the Committee's receipt of actual notice of proceedings brought by or against the borrower under bankruptcy or insolvency laws. If a borrower defaults in the repayment of the loan, the borrower's Plan Account under this Plan shall be charged with the full unpaid balance of the loan, including any accrued but unpaid interest, as of the earliest date on which the borrower may elect to receive a distribution of a portion or all of his or her Plan Account. If the entire balance of the borrower's Plan Account is insufficient to repay the remaining balance of the loan, including interest, such borrower shall be liable for and continue to make payments on any balance still due. Any costs incurred by the Trustee or Loan Administrator in collecting amounts due, including attorney's fees, shall be added to the principal balance of the loan and treated accordingly.

                  I.       PARTICIPANT CONSENT TO LOAN SET-OFFS.  No
                           ------------------------------------
loan shall be made to a Participant unless the Partici-pant consents, in writing, to the loan and to the fact that, if the borrower defaults, the Participant's account may be reduced as provided in Section 21.8, before the Participant attains the age of sixty-five (65). The consent of the Participant must be made within the ninety
(90) day period before the making of the loan.

                  J. DISTRIBUTIONS PROHIBITED. No distribution of any amount which is used as collateral for any loan hereunder shall be made to any Participant or former
Participant or to a beneficiary of any such Participant unless all unpaid loans, including accrued interest, have been repaid or otherwise discharged.

                  K. NO ALIENATION. A loan made to a borrower shall not be treated as an assignment or alienation of any portion of the borrower's Plan
Account due to the fact that the loan will be secured by the borrower's Plan Account and all loans made to Participants and beneficiaries shall be exempt from the tax imposed on prohibited transactions under Code section 4975(d)(1).

                  L. DISCLOSURE. Every borrower must receive from the Loan Administrator a statement which describes the procedure for loan application, the events constituting default and the steps which will be taken by the Plan in the event of default, and a clear statement of the charges involved in each loan transaction. The statement of charges shall include the dollar amount of the loan and the annual interest rate.


                                            ARTICLE XXII.

                                          TRUST AND TRUSTEE

                  A. TRUST FUND. The Trust Fund shall consist of all contributions made to the Plan or transferred to the Trust as provided herein, and the investments and reinvestments thereof and the income thereon which shall be accumulated and added to principal.

                  B. TRUSTEE CONTROL. The Trustee shall hold and invest the funds and assets received by the Trustee under this Plan subject to the terms of this Plan and for the purposes herein set forth. The Trustee shall be responsible only for such funds and assets as shall actually be received by the Trustee as Trustee hereunder.

                  So long as a Trustee is acting, title to any of the assets of the Trust may be held or registered in the name of a nominee of the Trustee for ease of dealing with the same, provided that the books of the Trust reflect actual ownership. The Trustee shall be liable for the acts of its nominees. The assets so held or registered shall at all times remain in the possession or under the control of the Trustee.

                  C. INVESTMENT FUNDS. The Trustee shall establish such investment funds as the Committee shall direct, and shall divide the trust among investment funds in accordance with the investment directions of Participants to the extent permitted in this Plan. Investment funds shall be established either by direct investment or through the medium of a bank, and trust fund, an insurance contract or regulated investment company mutual fund, as the Committee shall direct. Each investment fund (a) shall be held and administered as part of the Trust, but (b) shall be separately invested and accounted for.

                  The assets of the Trust invested in each of the funds shall be separately valued at fair market value as of the appropriate Valuation Date.

                  D.       TRUSTEE APPOINTMENT AND RESIGNATION;
REMOVAL AND SUCCESSION OF TRUSTEES.

                           1.       Appointment of Trustee.  The Trustee
shall be appointed by Company.

                           2.       Resignation or Removal of Trustee.
The Trustee may resign at any time by filing the Trustee's resignation, in writing, with the Company shall have the power to remove the Trustee at any time, with or without cause, and to appoint a successor Trustee. Upon resignation or removal, the Trustee shall render an accounting of its administration since the last annual accounting and shall transfer and deliver the assets in hand under this Plan to any remaining or successor Trustee. Any successor Trustee shall have all the same ti-tles, rights, powers, authorities, discretions and immunities as the original Trustee hereunder.

                  E. PRUDENT PERSON RULE. The Trustee shall discharge its duties under this Plan solely in the interest of Participants and their beneficiaries and: (i) for the exclusive purpose of providing benefits to such Participants and beneficiaries and paying reasonable expenses of administering the Plan; (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; (iii) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (iv) in accordance with the provisions of this Plan insofar as they are consistent with the provisions of the Employee Retirement Income Security Act of 1974.

                  F. LIABILITY; EXPENSES; COMPENSATION. The Trustee shall not be liable for any losses which may be incurred upon the investments of the Trust Fund except to the extent that any losses to the Trust Fund shall have been caused by its bad faith, negligence or willful misconduct or by a breach of its fiduciary duties under the Employee Retirement Income Security Act of 1974.

                  The Employer agrees to pay all expenses properly and actually incurred by the Trustee in the administration or termination of the Trust Fund, including compensation for the Trustee's services as Trustee and legal expenses, provided that, if the Trustee already receives full time pay from the Employer, the Trustee may not receive such compensation. Should the Employer for any reason fail to pay such expenses, the same shall be paid out of the Trust. The Trustee shall receive for the services rendered as Trustee hereunder such reasonable compensation as the Company and the Trustee may from time to time agree upon, unless the Trustee receives full time pay from the Employer.

                  G.       MANAGEMENT OF ASSETS.

                           1.       Powers of the Trustee or Investment
Manager. The Trustee who is managing and administering the Trust or, if applicable, the Investment Manager (as defined in section 3(38) of ERISA) which has been appointed by the Employer to manage the Plan's assets, shall be and hereby is empowered and authorized, in its sole discretion and subject to current rules and regulations at the time the investment is made and subject to the provisions of Article XI and subsection
(b) of this Section:

                           (1) To  invest  and  reinvest  contributions  and any
         accretions thereto, whether capital gains or income or both, and the proceeds of any sale, pledge, lease or other disposition of any assets of the Trust in bonds, notes, mortgages, commercial paper, coins, stamps, foreign bonds, antiques, broodmares, gold, art, silver, diamonds, second trusts, option securities, in any other type of personal property and in real property. Notwithstanding any other provision of this Plan, any person having investment authority with regard to the Trust hereby is authorized to direct the investment of any part or all of the assets of the trust in any common, collective, or group trust ("Common Trust"), including but not limited to any Common Trust which has been qualified under Code section 401(a) and is exempt from taxation under Code section 501(a) now or hereafter maintained by a bank or trust company which is a fiduciary with respect to the Plan or trust, as any such Common Trust may have heretofore been or may hereafter be amended, to be held subject to all the provisions thereof and to be commingled with the assets of other trusts participating therein; provided, however, that any investment and retention of an interest therein shall be such as will not adversely affect in any manner the qualified or exempt status of the Plan and trust under Code section 401(a) and section 501(a). To the extent of the equitable share of the trust in a Common Trust which is qualified under Code section 401(a), the Common Trust shall be a part of the Plan and of the trust, and all of the terms and conditions of the instrument creating the Common Trust shall be deemed to be incorporated by reference herein. The power herein conferred is intended to and shall override any provision of this Plan to the contrary (including, but not limited to, any investment limitations contained in or imposed by this Plan).

                           (2) To vote any and all stock held hereunder and to continue any investment in stocks, bonds, real estate notes or other securities, or real or personal property, which may at any time form a part of the Trust Fund; provided, however, that the Trustee shall vote stock of the Employer only upon the instructions of the Committee, or, if an independent fiduciary has been appointed by the Committee as provided in Section 11.1, only upon the instructions of the independent fiduciary.

                           (3) To invest, reinvest and change investments; to sell, mortgage, pledge, lease, assign, transfer and convey any and all of the Trust Fund property for cash or on credit, at public or private sale; to exchange any Trust property for other property; to grant options to purchase or acquire any Trust property; to determine the prices and terms of sales, exchanges or options; and to execute, acknowledge and deliver any and all deeds or other trust instruments of conveyance which may be required to carry the foregoing powers into effect, without obligation on the part of the purchaser, lessee, lender, assignee or transferee, or anyone to whom the property may in any way be conveyed to see to the application of the purchase money loans or property exchanged, transferred, assigned or conveyed.

                           (4) To allow cash in the Trustee's hands to remain uninvested and on deposit in the commercial or savings department of any bank or trust company supervised by the United States or a State or agency of either, even if it is a fiduciary or party-in-interest, at any time and from time to time in a reasonable amount; and, as to such amount on deposit, the Trustee shall have no liability for interest thereon, except for such interest as may be paid on such deposit.

                           (5) To exercise with respect to all investments all of the rights, powers and privileges of an owner including, without limiting the foregoing, the power to give proxies and to pay calls, assessments and other sums deemed necessary for the protection of the Trust; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with and transfer title to any protective or other committee under such terms as the Trustee may deem advisable; to exercise or sell stock subscriptions or conversion rights and to accept and retain as an investment hereunder any securities received through the exercise of any of the foregoing powers. If the Trustee shall pay more than the par value of any security purchased, the Trustee shall not be obligated to establish a sinking fund out of the income of such investments for repaying to the principal the same amount paid above par.

                           (6) To take any action with respect to conserving or realizing upon the value of any Trust property and with respect to foreclosures, reorganizations, or other changes affecting the Trust property; to collect, pay, contest, compromise, or abandon demands of or against the Trust estate, wherever situated; and to execute contracts, notes, conveyances and other instruments, including instruments containing covenants and warranties binding upon and creating a charge against the Trust estate, and containing provisions excluding personal liability.

                           (7) To employ agents, including investment counsel, for advice and to manage the investment of the Trust property, to employ attorneys, auditors, depositories and proxies, with or without discretionary powers and all such parties shall have the right to rely upon and execute the written instructions of the Trustee, and shall not be obligated to inquire into the propriety of the acts of directions of the Trustee, other than is required under the

         Employee Retirement Income Security Act of
         1974.

                           (8)      To compromise any claims exist-
         ing in favor of or made against the Trust.

                           (9) To engage in any litigation, either for the collection of monies or for other properties due the Trust, provided in defense of any claim against the Trust Fund; provided, however, that the Trustee shall not be required to engage in or participate in any litigation unless the Trustee shall have been indemnified to its satisfaction against all expenses and liabilities to which the Trustee may become subject.

                           (10) To invest and reinvest up to one hundred percent (100%) of the Trust in Employer Securities. Such investment must be for the exclusive benefit of Participants and must meet the requirements of the Act and all aspects thereof as to the common law prudence standard (except as to the diversification requirement).

                           2.       Investment Manager.  Notwithstanding
the foregoing, the Company reserves the right to appoint an investment adviser registered as such under the Investment Advisers Act of 1940, a bank (as defined in that Act) or an insurance company qualified to perform investment management services under the laws of more than one state to manage the investments of all or any part of the Trust. Upon such appointment, and acknowledgment by the appointee that it is a fiduciary as defined in the Employee Retirement Income Security Act of 1974, the appointee shall have all rights to manage the investments of that portion of the Trust over which authority has been granted. The Trustee shall be relieved of all further responsibility in respect thereof and shall abide by the instructions of such appointee.

                  H. RELIANCE BY TRUSTEE. The Trustee may rely on any decision of the Committee purporting to be made pursuant to the terms of this Plan and on any list or notice furnished by the Employer or the Committee as to any facts, the occurrence of any events or the existence of any situation, and shall not be bound to inquire as to the basis of any such decision, list or notice, and shall incur no obligation or liability for any action taken or suffered to be taken by them in reliance thereon.

                  I.       CHANGES IN COMMITTEE MEMBERSHIP.  The
Trustee shall not be bound to inquire as to changes in the membership of the Committee and shall be entitled to rely on such information as it may receive from time to time from the Employer with respect to such membership.

                  J. LEGAL COUNSEL. The Trustee may consult with legal counsel (who may or may not be counsel for the Employer) concerning any question which may arise with reference to its duties under this Plan, and the Trustee may rely in good faith upon the opinion of such counsel.

                  K. ACCOUNTING OF FUNDS AND TRANSACTIONS.

                           1.       The Trustee shall keep true and accu-
rate records of all transactions of the Trust which records shall be available for inspection on order by authorized representatives of the Employer or by Participants at reasonable times.

                           Although a separate Account for each
Participant under the Plan shall be maintained as herein provided, it shall not be necessary for the Trustee to make or maintain an actual physical division of the assets of the Trust until the time shall arrive for the payment to a Participant or a beneficiary or beneficiaries of a Participant, and, at such time or times, the Trustee need only make an actual division of so much of any Account as may be necessary to satisfy the particular payments to be made.

                           2.       On the last day of the Plan Year, or
more often as directed by the Employer, the Trustee shall prepare and deliver to the Employer an accounting of the funds and transactions since the last previous such accounting of the Trust. In the absence of the filing in writing with the Trustee by the Employer of exceptions or objections to such accounting within one hundred twenty (120) days after the delivery of such accounting to the Employer, the Employer shall be deemed to have approved such accounting, and in such a case or upon the written approval by the Employer of such an accounting, the Trustee shall be released, relieved and discharged with respect to all matters and things disclosed in such accounting as though such accounting had been settled by decree of a court of competent jurisdiction.

                  L. RELIANCE ON TRUSTEE. No person contracting or in any way dealing with the Trustee shall be under any obligation to ascertain or inquire:
(i) into any powers of the Trustee, (ii) whether such powers have been properly exercised, or (iii) about the sources or applications of any funds received from or paid to the Trustee. Any person contracting or in any way dealing with the Trustee may rely on the exercise of any power or authority as the conclusive evidence that the Trustee possesses such power or authority.

                  M. LEGAL ACTION. In the case of any suit or proceeding regarding this Plan to which the Trustee is a party, the Trustee shall be reasonably reimbursed for any and all costs, including attorney's fees, and for all necessary expenses which it has incurred or become liable on account thereof or on account of any other phase of its administration of the Trust, and it shall be entitled to reimburse itself for said expenses out of the Trust. In order to protect the Trust Fund against depletion as the result of ill-advised litigation, it is agreed that in the event any Participant, beneficiary or Employee brings any legal action against the Trustee, the result of which shall be adverse to the party bringing such suit, the court costs and attorney's fees to the Trustee in defending such suit shall be charged to such extent as is allowed by a court of competent jurisdiction, and as is possible, directly to the account of said Participant, beneficiary or Employee, and only the excess, if any, of such costs and fees over and above the Participant's separate share of the fund shall be included in the expense in determining the earnings or loss to the Trust.

                  IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement to be executed by its duly authorized officers and its corporate seal to be affixed hereto, and the Trustees have joined herein to evidence their acceptance of their appointment as the Trustee and of the Trust provisions in
Article XXII and related Plan provisions, effective, except as expressly provided to the contrary herein, as of January 1, 1987.

ATTEST/WITNESS:                         PHH CORPORATION

/s/Gordon W. Priest, Jr.               By: /s/ Samuel H. Wright
                                           ------------------------------
Print Name: Gordon W. Priest, Jr.      Print Name: Samuel H. Wright,
                                                    Vice President


                                        Date: April 10, 1995


                                        TRUSTEE:



/s/Gordon W. Priest, Jr.                /s/Roy A. Meierhenry
                                        ---------------------------------
Print Name: Gordon W. Priest, Jr.       Print Name: Roy A. Meierhenry




                                   SCHEDULE A
                  to PHH Corporation Employee Investment Plan -
                                CREDITED SERVICE

============================================================================================================================
                                                                                                                  401(k)
                                                                                              Pension            Credited
   Company Name                                 Loc/Div       Date of       Pension           Benefit            Service
At Date of Affiliation           Org. ID         Code       Affiliation     Vesting*          Accrual*           Vesting**
------------------------      -------------  ------------ -----------------------------     -------------     --------------
----------------------------------------------------------------------------------------------------------------------------
PHH Corporation                  CPHG010                        N/A            DOH               DOH                DOH
----------------------------------------------------------------------------------------------------------------------------
PHH Vehicle Management           VPH1010                        N/A            DOH               DOH                DOH
Services (Peterson, Howell
& Heather, Inc.)
----------------------------------------------------------------------------------------------------------------------------
PHH Real Estate Services         RHEQ010                        N/A            DOH***            DOH                DOH
(Homequity, Inc.)
----------------------------------------------------------------------------------------------------------------------------
Better Homes & Gardens                           BHG          9/15/91          DOA               DOA                DOA
----------------------------------------------------------------------------------------------------------------------------
Genesis                                          GEN          11/24/91         DOA               DOA                DOA
----------------------------------------------------------------------------------------------------------------------------
National Truckers                VNTS010                        N/A            DOH               DOH                DOH
Service, Inc.
----------------------------------------------------------------------------------------------------------------------------
The Fantus Company, Inc.         DFAN010                        N/A            DOH               DOH                DOH
----------------------------------------------------------------------------------------------------------------------------
PHH Capital Resources            DCRM010                        N/A            DOH               DOH                DOH
Management, Inc.
----------------------------------------------------------------------------------------------------------------------------
EAF International, Inc.          AEAF010         0730         01/01/83         DOA               DOA                DOH
----------------------------------------------------------------------------------------------------------------------------
                                                 0732         01/01/83         DOA               DOA                DOH
----------------------------------------------------------------------------------------------------------------------------
                                                 0731           N/A            DOH               DOH                DOH
----------------------------------------------------------------------------------------------------------------------------
Executive Air Fleet              AEAF020         0731           N/A            DOH               DOH                DOH
Corporation
----------------------------------------------------------------------------------------------------------------------------
                                                 0730         01/01/83         DOA               DOA                DOH
----------------------------------------------------------------------------------------------------------------------------
                                                 0732         01/01/83         DOA               DOA                DOA
----------------------------------------------------------------------------------------------------------------------------
Beckett Aviation, Inc.           AEAF030         0733         09/25/85         DOA               DOA                DOA
----------------------------------------------------------------------------------------------------------------------------
Aviation Consulting              AAC1010                      10/01/82         DOA               DOA                DOH
Incorporated
----------------------------------------------------------------------------------------------------------------------------
Aviation Information             AAV1010                      08/09/83         DOA               DOA                DOH
Services, Inc.
----------------------------------------------------------------------------------------------------------------------------
                                 AAV1020                      08/09/83         DOA               DOA                DOH
----------------------------------------------------------------------------------------------------------------------------
PHH Mortgage Services (US        RUSM010                      11/02/84         DOA               DOA                DOH
Mortgage Corporation)
----------------------------------------------------------------------------------------------------------------------------
Avenue Group, Inc.               DAVE010                      06/20/86         DOH               DOA                DOA


       A-1




----------------------------------------------------------------------------------------------------------------------------
Ryan Aviation, Inc.              ARYA010                      06/29/86         DOH               DOA                DOA
----------------------------------------------------------------------------------------------------------------------------
Interspace, Incorporated         DINT010                      07/02/86         DOH               DOA                DOA
----------------------------------------------------------------------------------------------------------------------------
Avis Leasing Corporation         VAVS010                      10/07/86         DOH               DOA                DOH
----------------------------------------------------------------------------------------------------------------------------
Scanning Technology, Inc.        DSCA010                      03/06/87         DOH               DOA                DOA
----------------------------------------------------------------------------------------------------------------------------
Neville Lewis Associates,        DNVL010                      03/06/87         DOH               DOA                DOA
Ltd.
----------------------------------------------------------------------------------------------------------------------------
                                 DNVL020                      03/06/87         DOH               DOA                DOA
----------------------------------------------------------------------------------------------------------------------------
                                 DNVL030                      03/06/87         DOH               DOA                DOA
----------------------------------------------------------------------------------------------------------------------------
                                 DNVL040                      03/06/87         DOH               DOA                DOA
----------------------------------------------------------------------------------------------------------------------------
Timothy H. Walker &              DWLK010                      03/19/87         DOH               DOA                DOA
Associates
----------------------------------------------------------------------------------------------------------------------------
Furniture Consultants,           DFUR010                      03/19/87         DOH               DOA                DOA
Inc.
----------------------------------------------------------------------------------------------------------------------------
Edenton Motors, Inc.                                                           N/A               N/A                DOH
----------------------------------------------------------------------------------------------------------------------------
Williamsburg Motors, Inc.                                                      N/A               N/A                DOH
----------------------------------------------------------------------------------------------------------------------------
PHH Auto Finance                 RAFC010                        N/A            DOH               DOH                DOH
Corporation
============================================================================================================================


Note:    DOA = Date of Affiliation; DOH = Date of Hire
---------------------

*    Where  base  is  DOA,  take  later  of the  Hire/Rehire  Date  or  Date  of
     Affiliation.
**   Where  base  is  DOA,  take  later  of the  Orig.  Hire  Date  or  Date  of
     Affiliation.
*** Excludes Service with Homequity, Inc. prior to     5/1/66.

                                       A-2